Exhibit 4(f)

GENERAL ELECTRIC CAPITAL CORPORATION
GE CAPITAL AUSTRALIA FUNDING PTY. LTD. (A.B.N. 67 085 675 467)
GE CAPITAL CANADA FUNDING COMPANY
GE CAPITAL EUROPEAN FUNDING
GE CAPITAL UK FUNDING

Euro	Medium-Term Notes and Other Debt Securities
Due 9 Months or More from Date of Issue

SEVENTH AMENDED AND RESTATED
DISTRIBUTION AGREEMENT

July 1, 2005
BARCLAYS BANK PLC
5 The North Colonnade
Canary Wharf
London E14 4BB
England

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
One Cabot Square
London E14 4QJ
England

GE MONEY BANK
Tour Europlaza
20, avenue André Prothin
92063 Paris La Défense Cedex
France

GOLDMAN SACHS INTERNATIONAL
Peterborough Court
133 Fleet Street
London EC4A 2BB
England

MERRILL LYNCH INTERNATIONAL
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ
England

UBS LIMITED
1 Finsbury Avenue
London EC2M 2PP
England
Ladies and Gentlemen:

Each of General Electric Capital Corporation, a Delaware corporation (“GE Capital”), GE Capital Australia Funding Pty Ltd (A.B.N. 67 085 675 467), a company incorporated under the corporations laws of Australia (“GEC Australia Funding”), GE Capital Canada Funding Company, a company incorporated under the laws of the Province of Nova Scotia, Canada (“GEC Canada Funding”), GE Capital European Funding (“GECEF”) and GE Capital UK Funding (“GECUKF” and, together with GECEF, the “Irish Issuers” and each an “Irish Issuer”) each Irish Issuer being incorporated with unlimited liability under the Companies Acts 1963-2003 of Ireland (together with each Additional Issuer (as defined herein) from time to time acceding to this Agreement in accordance with Section 16 hereof, each an “Issuer” and collectively, the “Issuers”) hereby enters into this agreement with Barclays Bank PLC, Credit Suisse First Boston (Europe) Limited (“Credit Suisse First Boston”), GE Money Bank, Goldman Sachs International (“Goldman Sachs”), Merrill Lynch International (“Merrill Lynch”), and UBS Limited (“UBS”) (each a “Dealer” and, collectively, the “Dealers”) with respect to the issue and sale by each of the Issuers of Euro Medium-Term Notes (“Medium Term Notes”) and other debt securities (“Other Debt Securities” and, collectively, with the Medium Term Notes, the “Notes”) in an unlimited aggregate principal amount. Notes issued by each Issuer other than GE Capital will be issued with the benefit of the unconditional and irrevocable guarantee (each, a “Guarantee”) of GE Capital (in such capacity, the “Guarantor”) under which the Guarantor will guarantee the payment of all amounts payable on or in respect of such Notes. The Notes may be (i) admitted to the official list of the Financial Services Authority in its capacity as U.K. Listing Authority (the “UKLA”) and to the London Stock Exchange plc for such Notes to be admitted to trading on the London Stock Exchange’s Gilt Edged and Fixed Interest Market (hereinafter referred to as the (“London Stock Exchange”), (ii) listed on the Singapore Exchange Securities Trading Limited (the “Singapore Stock Exchange”), and/or (iii) listed on or by such other stock exchange, competent authority and/or market, if any, as are identified in the relevant Offering Document (as defined below).

The Notes are to be issued pursuant to a seventh amended and restated fiscal and paying agency agreement dated as of July 1, 2005 among the Issuers (including GE Capital in its capacity as Guarantor of Notes issued by an Issuer other than GE Capital), JPMorgan Chase Bank, N.A., as fiscal agent (in such capacity, the “Fiscal Agent”) and principal paying agent (in such capacity, the “Principal Paying Agent”), J.P. Morgan Bank Luxembourg S.A., as initial registrar and Luxembourg transfer agent (such agreement, as further amended and supplemented from time to time, being referred to herein as the “Fiscal Agency Agreement”). The Issuers and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor have authorized the issuance of Notes to and through the Dealers pursuant to the terms of this Agreement. Notes will be in bearer or registered form. Notes issued in bearer form will be represented initially by a temporary global Note without interest coupons attached (each, a “Temporary Global Note”) delivered to a common depositary on behalf of Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”). Beneficial interests in a Temporary Global Note will be exchangeable for beneficial interests in a permanent global Note without interest coupons attached (each, a “Permanent Global Note”) or for definitive Notes in bearer form (“Definitive Notes”), with interest coupons attached (such Temporary Global Notes, Permanent Global Notes or Definitive Notes, together, “Bearer Notes”), or in registered form without interest coupons (“Registered Notes”). As used in this Agreement, the term “Note” includes any Temporary Global Note, Permanent Global Note or Definitive Note issued pursuant to the Fiscal Agency Agreement.

Subject to the terms and conditions stated herein and further subject to the understanding that nothing in this Agreement shall impair the right of an Issuer to sell securities with terms similar or identical to any Note independently of the continuous offering of Notes contemplated by this Agreement, each Issuer hereby (i) appoints the Dealers as agents of such Issuer for the purpose of soliciting purchases of the Notes from such Issuer by others from time to time, (ii) agrees that whenever such Issuer determines from time to time to sell Notes directly to one or more of the Dealers as principal for resale to others (such resale to be at fixed offering prices or at varying prices related to prevailing market prices at the time of resale or otherwise as determined by such Dealer), it will enter into a Terms Agreement relating to such sale in accordance with the provisions of Section 2(b) hereof, (iii) reserves the right from time to time to sell Notes on its own behalf directly to investors (other than broker-dealers) (as such reservation is limited by any of the selling restrictions set forth in Exhibit D hereto) and (iv) reserves the right from time to time to appoint one or more additional firms either (A) to solicit purchase of Notes from such Issuer by others or (B) to purchase Notes directly from such Issuer as principal for resale to others; provided, however, that such sales will be made on terms substantially the same as those contained in this Agreement. Any such additional firm designated by an Issuer pursuant to clause (iv) above shall be considered a Dealer hereunder for all purposes with respect to each transaction with respect to which such appointment is made. In the case of each purchaser whose offer to purchase Notes from an Issuer has been solicited by a Dealer as agent and accepted by any such Issuer, such Dealer will make reasonable efforts to assist such Issuer in obtaining performance by such purchaser, but no Dealer shall have any liability to such Issuer in the event any such purchase is not consummated for any reason.

The Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

Pursuant to this Agreement, the Sixth Amended and Restated Distribution Agreement dated May 17, 2005 (the “Prior Distribution Agreement”) shall be amended and restated on the terms of this Agreement. Any Notes issued on or after the date of this Agreement shall be issued pursuant to this Agreement, but this shall not affect any notes issued prior to the date of this Agreement. Subject to such amendment and restatement, the Prior Distribution Agreement shall continue in full force and effect.

With respect to the offer and sale of the Notes on a continuous basis from and after the Commencement Date (as defined below), the Issuers and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor have prepared:

(1)	a prospectus, constituting (in the case of Notes to be listed and/or admitted to trading on a stock exchange, competent authority and/or market), the Base Prospectus (as defined below) including with respect to each tranche of Notes issued under the Fiscal Agency Agreement the Final Terms (as defined below) relating to such tranche of Notes (the prospectus, as the same may be revised, amended or updated from time to time as described herein, together with the Final Terms, any other applicable supplement to the prospectus and the documents incorporated by reference therein, are hereinafter and as the context may require together referred to as the “Prospectus”); and

(2)	a registration document, consitituting the Registration Document relating to the Programme for the purposes of Article 5.3 of the Prospectus Directive (as defined below) (the Registration Document, as the same may be revised, amended or updated from time to time as described herein, together with any Securities Note (as defined below), any other applicable supplement to the Registration Document and the documents incorporated by reference therein, are hereinafter sometimes referred to as the “Registration Document”). The Issuers and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor will also prepare from time to time Securities Notes being supplemental to the Registration Document.

The offer and sale of the Notes may be documented by way of either (i) the Prospectus and an accompanying Final Terms or (ii) the Registration Document and a supplemental Securities Note, together in each case (as and when so required) with any and all related supplements to such Prospectus or Registration Document as the case may be.

For the purposes of this Agreement, except where the context requires otherwise:

“Base Prospectus” means the base prospectus with regard to the issue of Notes (other than Notes that are not listed and/or admitted to trading and/or which the relevant Issuer does not have a continuing obligation to list or admit to trading on a stock exchange, competent authority and/or market) and which for the purposes of Article 5.4 of the Prospectus Directive has been approved by the UK Listing Authority under the listing rules made pursuant to part VI of the Financial Services and Markets Act 2000 (or in the case of Notes which are, or are to be, listed on or by any other stock exchange, competent authority and/or market, the listing rules and regulations for the time being in force for such stock exchange, competent authority and/or market);

“Final Terms” means the applicable (i) Wholesale Final Terms; (ii) the Retail Final Terms; or (iii) the Unlisted Final Terms, as the case may be;

“Offering Document” means (i) the Prospectus including in relation to a tranche of Notes, the relevant Final Terms relating to such tranche, (ii) the Registration Document, including in relation to a tranche of Notes, the relevant Securities Note (iii) a Summary or translation thereof or (iv) such other Prospectus used in connection with an issue of a tranche of Notes, each as revised, supplemented, amended or updated from time to time by the Issuer in accordance with Section 3(c) hereof, including any documents which are from time to time incorporated by reference therein except that in relation to a tranche of Notes, no Final Terms or Securities Note (as the case may be) applicable to another tranche of Notes shall be deemed to be included in the Prospectus or Registration Document (as applicable);

“Prospectus Directive” means Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003;

“Retail Final Terms” means the final terms applicable to the issuance of Notes with a denomination of less than EUR50,000 (or its equivalent in any other Specified Currency) and issued in relation to a tranche of Notes issued under the Fiscal Agency Agreement (in, or substantially in, the form set out in the Prospectus) as a supplement to the Prospectus and setting out the particular contractual terms and other prescribed information in respect of that tranche of Notes;

“Securities Note” means a securities note relating to a tranche of Notes issued under the Fiscal Agency Agreement for the purposes of Article 5.3 of the Prospectus Directive and setting out the contractual terms and other presecribed information in respect of such tranche of Notes and being supplemental to the Registration Document;

“Summary” means a summary document prepared in accordance with Article 25 (2) of Regulation (EC) No 809/2004 of the Prospectus Directive;

“Terms Agreement” means a separate agreement (which shall be substantially in the form of Exhibit A hereto) and which may take the form of an exchange of any standard form of written telecommunication between a Dealer or Dealers, the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor or may be an oral agreement and confirmed by the relevant Dealer in writing (including facsimile transmission) and containing the information specified in Exhibit A hereto;

“Unlisted Final Terms” means the final terms applicable for the issuances of Notes which are neither listed nor admitted to trading on a regulated market and issued in relation to each tranche of Notes issued under the Fiscal Agency Agreement as a supplement to the Prospectus and setting out the particular contractual terms and other prescribed information in respect of that tranche of Notes; and

“Wholesale Final Terms” means the final terms applicable for the issuance of Notes with a denomination of at least EUR50,000 (or its equivalent in any other Specified Currency) and issued in relation to each tranche of Notes issued under the Fiscal Agency Agreement (in, or substantially in, the form set out in the Prospectus) as a supplement to the Prospectus and setting out the particular contractual terms and other prescribed information in respect of that tranche of Notes.

SECTION 1. REPRESENTATIONS AND WARRANTIES.

(a) Each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor jointly and severally represents and warrants to each Dealer as of the date of this Agreement (the “Commencement Date”), as of the date of each acceptance by each Issuer of an offer for the purchase of Notes whether through a Dealer as agent or to a Dealer as principal (the “Acceptance Date”), as of the date of each sale of Notes whether through a Dealer as agent or to a Dealer as principal (the date of each such sale to a Dealer as principal being referred to herein as a “Settlement Date”), and as of the times referred to in Sections 6(a) and 6(b) hereof (each of the times referenced above being referred to herein as a “Representation Date”), as follows:

(i)	each document filed by GE Capital pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is incorporated by reference in the Offering Document complied when so filed in all material respects with the Exchange Act and the rules and regulations thereunder;

(ii)	the relevant Offering Document is accurate in all material respects and does not, and will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)	there has been no material adverse change in the condition of GE Capital and its consolidated affiliates, taken as a whole, or, in the case of an Issuer other than GE Capital, such Issuer and its consolidated affiliates, if any, taken as a whole, from such condition set forth in or incorporated by reference in the Offering Document (excluding any amendments or supplements to the Offering Document since the relevant Acceptance Date, if any);

(iv)	the aggregate principal amount of each Issuer’s Notes outstanding at any one time will not exceed any limitation thereon which may be in effect by actions of the Board of Directors (or other appropriate corporate governing body) of each such Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor;

(v)	the Notes have been duly authorized and, if executed and authenticated in accordance with the provisions of the Fiscal Agency Agreement and delivered to and paid for by any purchaser of Notes sold through a Dealer as agent or through a Dealer as principal pursuant to any Terms Agreement (as defined in Section 2(b)), would be valid and binding obligations of the relevant Issuer enforceable against such Issuer in accordance with their respective terms and would be entitled to the benefits of the Fiscal Agency Agreement;

(vi)	in the case of Notes issued by an Issuer other than GE Capital, the Guarantees have been duly authorized and, if the Guarantees endorsed on the Notes are executed in accordance with the provisions of the Fiscal Agency Agreement and the Notes are duly executed and authenticated and delivered to and paid for by any purchaser of Notes sold through a Dealer as agent or any Dealer as principal pursuant to any Terms Agreement, such Guarantees would be valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms and would be entitled to the benefits of the Fiscal Agency Agreement;

(vii)	no event exists which would constitute an event of default under the Fiscal Agency Agreement or the Notes;

(viii)	neither the Issuers nor (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor, nor any of their affiliates, nor any person acting on any of their behalf, have engaged in or will engage in any directed selling efforts (within the meaning of Regulation S under the Securities Act) with respect to the Notes, and they have each complied with the offering restrictions requirement of Regulation S under the Securities Act; and

(ix)	in the case of Notes issued by an Issuer other than GE Capital, no stamp duty or other similar taxes or duties are payable in the country of the organization of such Issuer or any applicable political subdivision thereof, in respect of the creation or issue by it of such Notes, or by any holder of such Notes;

except that the representations and warranties set forth in paragraph (ii) of this Section 1(a) do not apply to statements or omissions in the Offering Document based upon information furnished to the relevant Issuer or the Guarantor in writing by any Dealer expressly for use therein.

(b) Additional Certifications. Any certificate signed by any officer of the relevant Issuer or (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor and delivered to the Dealers or to counsel for the Dealers in connection with an offering of Notes shall be deemed a representation and warranty by such Issuer or the Guarantor to each Dealer as to the matters covered thereby.

SECTION 2.SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL.

(a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Dealer individually agrees, as agent of each Issuer, to use its best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Offering Document.

Each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor reserves the right, in its sole discretion, to suspend solicitation by any one or more of the Dealers of purchases of the Notes of the relevant Issuer commencing at any time for any period of time or permanently. Upon receipt of instructions from an Issuer or the Guarantor, as the case may be, each Dealer will forthwith suspend solicitation of purchases from such Issuer until such time as such Issuer or the Guarantor has advised such Dealer or Dealers that such solicitation may be resumed.

Each Dealer shall have the right to suspend solicitations, commencing at any time such Dealer reasonably believes that there has occurred a material adverse change in the condition of (i) GE Capital and its consolidated affiliates, taken as a whole, or (ii) in the case of an Issuer other than GE Capital, such Issuer and its consolidated affiliates, if any, taken as a whole, from such condition then set forth in the Offering Document, and ending at the time such Dealer has been reasonably satisfied that adequate and full disclosure of such adverse change has been made (including without limitation any necessary amendments or supplements to the Offering Document); provided, however, that any such Dealer shall notify the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor of its belief prior to or concurrently with any such suspension of solicitations.

Each Issuer agrees to pay each Dealer a commission, by means of a deduction from the proceeds of a sale of Notes of such Issuer or otherwise, equal to the applicable percentage of the public offering price of each Note sold by such Issuer as a result of a solicitation made by such Dealer, as such Issuer and such Dealer may agree. It is understood that no commission will be payable with respect to any offer to purchase Notes accepted by an Issuer where such Issuer tenders such Note and delivery of such Note is not accepted by the purchaser.

As agent, each Dealer is authorized to solicit orders for the Notes at a purchase price which shall be agreed upon by the relevant Issuer and such Dealer and set forth in the applicable Final Terms or Securities Note (as the case may be) and in such denominations as may be agreed, subject to compliance with all applicable laws and regulations. Each Dealer shall communicate to the relevant Issuer, orally or in writing, each reasonable offer to purchase Notes received by such Dealer as agent. Such Issuer shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Dealer shall have the right to reject any offer that is not a reasonable offer to purchase the Notes received by it in whole or in part, and any such rejection shall not be deemed a breach of such Dealer’s agreement contained herein. “Reasonable” with respect to an offer shall be determined by such Dealer by reference to then-prevailing interest rates and the interest rates then posted by the relevant Issuer with respect to offers to sell the Notes.

(b) Purchases as Principal. Each sale of Notes to one or more Dealers as principal shall be made in accordance with the terms of this Agreement and a separate Terms Agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Dealer or Dealers. Any Dealer’s commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor herein contained and shall be subject to the terms and conditions herein set forth. Each Dealer shall notify the Fiscal Agent promptly after its last sale of Notes purchased under a Terms Agreement of its completion of the distribution thereof.

In the event that two or more Dealers purchase Notes as principal pursuant to a Terms Agreement, the obligation of the Dealers to purchase the Notes subject to such Terms Agreement shall be joint and several. In the event that any Dealer or Dealers (which term as used herein shall include any person signing a Terms Agreement with respect to a particular tranche of Notes, including those signing by power-of-attorney or otherwise) purchasing Notes as principal pursuant to a Terms Agreement desires to use any dealer or selling group to distribute any portion of its allotment of such tranche of Notes, then any such Dealer or Dealers shall cause such dealer or selling group member to agree, in writing, for the benefit of the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor, to comply with all applicable terms of this Agreement and such Terms Agreement relating to the distribution of such Notes.

(c) Administrative Procedures. Administrative procedures regarding the sale of Notes (the “Administrative Procedures”) shall be agreed upon from time to time by the Dealers and each Issuer (including GE Capital in its capacity as Guarantor of Notes issued by any Issuer other than itself). The Dealers, each such Issuer and GE Capital (in its capacity as Guarantor of Notes issued by any Issuer other than itself) agree to perform the respective duties and obligations specifically provided to be performed by them herein and in the written Administrative Procedures. The Administrative Procedures as in effect on the Commencement Date are attached as Exhibit B hereto. The Administrative Procedures may be amended from time to time only by written agreement of the Dealers, the relevant Issuer, the Guarantor (in the case of Notes issued by an Issuer other than GE Capital) and the Fiscal Agent and Principal Paying Agent (in the case of amendments which affect the rights, duties or obligations of the Fiscal Agent and the Principal Paying Agent). To the extent the Administrative Procedures in effect from time to time conflict with any provision of this Agreement, the provisions of this Agreement shall govern. Each Issuer will furnish a copy of the Administrative Procedures from time to time in effect to the Fiscal Agent and the Principal Paying Agent, each authenticating agent (an “Authenticating Agent”) or paying agent designated pursuant to the Fiscal Agency Agreement and the common depositary for Euroclear and Clearstream, Luxembourg.

(d) Delivery of Documents. The documents required to be delivered by Section 5 hereof shall be delivered at the offices of the Dealer (or, if one or more Dealers is participating in any such sale, the Lead Manager (as defined in the applicable Terms Agreement)), or at such other location as shall be specified in the relevant Terms Agreement, on the date required for such delivery set forth in Section 5 hereof.

(e) Obligations Several. Each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor acknowledge that the obligations of the Dealers are several (except as otherwise provided in Section 2(b) hereof) and, subject to the provisions of this Section 2, Section 7 and Section 10 hereof, each Dealer shall have complete discretion as to the manner in which it solicits purchasers for the Notes and as to the identity thereof.

SECTION 3.COVENANTS OF EACH ISSUER AND THE GUARANTOR. Each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor covenant with each Dealer as follows:

(a) Notice of Certain Events. Each Issuer or (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor will notify each Dealer promptly (i) of the filing with the Securities and Exchange Commission (the “Commission”) of any document pursuant to the Exchange Act which will be incorporated by reference in the Offering Document, in each case other than filings relating solely to securities other than the Notes and (ii) of the issuance by any non-U.S. regulatory authority of any request for information relating to the Notes or suspension or qualification of (A) the offer and sale of the Notes under the laws of such non-U.S. jurisdiction or (B) the listing of the Notes on a stock exchange or exchanges. With respect to subclause (i) of this paragraph, the delivery to each Dealer of the documents referred to in such subclause shall constitute valid notice to the Dealers.

(b) Copies of Offering Document. The relevant Issuer will furnish to each Dealer as many copies of the Offering Document (as amended or supplemented) as such Dealer shall reasonably request in connection with sales or solicitations of offers to purchase Notes hereunder.

(c) Revisions of Offering Document - Material Changes. If, during such period after the first date of the public offering of the Notes as in the opinion of counsel to the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor, a prospectus, offering circular or other offering document is required by law to be delivered or made available in connection with sales of the Notes by a Dealer as agent or sales of Notes by a Dealer as principal, any event shall occur as a result of which it is necessary to amend or supplement the Offering Document in order that the Offering Document will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend or supplement the Offering Document in order to comply with applicable law, prompt notice shall be given, and confirmed in writing, to each Dealer to cease the solicitation of offers to purchase the Notes in such Dealer’s capacity as agent and to cease sales of any Notes such Dealer may then own as principal. If the relevant Issuer and the Guarantor shall determine that solicitation of purchases of the Notes shall be resumed, or if on the date of the occurrence of the event necessitating an amendment of or supplement to the Offering Document a Dealer holds Notes that were issued by the relevant Issuer less than 90 days prior to such date, then, prior to the relevant Issuer and the Guarantor authorizing the Dealers to resume solicitations of purchases of the Notes or prior to sales of any such Notes, the relevant Issuer and the Guarantor will promptly prepare (or cause to be prepared) and make available to the Dealers such amendment or supplement as may be necessary to correct such untrue statement or omission.

(d) Offering Document Revisions - Periodic Financial Information. Promptly after the filing with the Commission of GE Capital’s quarterly reports on Form 10-Q with respect to each of the first three quarters of any fiscal year, GE Capital shall furnish copies of such reports to each Dealer; provided, however, that if on the date of such filing the Dealers shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor and if no Dealer shall then hold any Notes as principal purchased pursuant to a Terms Agreement, GE Capital shall not be obligated to furnish copies of such reports until such time as the relevant Issuer and the Guarantor shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with one or more of the Dealers.

(e) Offering Document Revisions - Audited Financial Information. Promptly after the filing with the Commission of GE Capital’s annual report on Form 10-K including the audited financial statements of GE Capital for the preceding fiscal year, GE Capital shall furnish copies of such report to each Dealer; provided, however, that if on the date of such filing the Dealers shall have suspended solicitation of purchases of Notes in their capacity as agents pursuant to a request from GE Capital and if no Dealer shall then hold any Notes as principal purchased pursuant to a Terms Agreement, GE Capital shall not be obligated to furnish copies of such reports until such time as GE Capital shall determine that solicitation of purchases of Notes should be resumed or shall subsequently enter into a new Terms Agreement with one or more of the Dealers.

(f) Copies of Current Reports. GE Capital will furnish to each Dealer, promptly after the filing thereof with the Commission, copies of GE Capital’s reports on Form 8-K (other than reports relating solely to securities other than the Notes).

(g) Exchange Act Filings. GE Capital will timely file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(h) Indemnification for Documentary, Stamp or Similar Transfer of Issue Tax. Each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor will jointly and severally indemnify and hold the Dealers harmless against any documentary, stamp or similar transfer or issue tax, including any interest and penalties, on the issue of the Notes in accordance with the terms of this Agreement, on the execution and delivery of the Fiscal Agency Agreement and this Agreement and on the exchange of the Temporary Global Notes for Definitive Notes or Permanent Global Notes that are or may be required to be paid under the laws of the United Kingdom, the United States, or the country of incorporation or organization of each Issuer other than GE Capital or any political subdivision or taxing authority thereof or therein.

(i) Copies of Listing Documentation. In connection with the listing of any Notes on the Official List of the UKLA and the admission of such Notes to trading by the London Stock Exchange, or the listing of such Notes on the Singapore Stock Exchange or on or by any other stock exchange, competent authority and/or market, the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor will furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to maintain such listing and will maintain such listing until none of such Notes is outstanding or until such time as payment in respect of principal, premium, if any, and interest in respect of all such Notes has been duly provided for, whichever is earlier; provided, however, that if the relevant Issuer and/or the Guarantor can no longer reasonably maintain such listing, it will use its reasonable efforts to obtain and maintain the listing of, such Notes on or by such other stock exchange, competent authority and/or market as the Dealers shall reasonably request. In addition, for so long as any Notes are listed or admitted to trading on or by any stock exchange, competent authority and/or market and the rules of any such stock exchange, competent authority and/or market so require, each Issuer and the Guarantor will maintain a paying agent in respect of such Notes in such jurisdiction(s) as may be required in order to comply with the rules and regulations of such stock exchange, competent authority and/or market on a list which Notes may be listed and/or admitted to trading.

(j) UK Commercial Paper. In respect of each Tranche of Notes which has a maturity of less than one year from the date of its issue and for which the issue proceeds are accepted by the relevant Issuer in the United Kingdom, the relevant Issuer will issue such Notes only if the following conditions apply (or the Notes can otherwise be issued without contravention of Section 19 of the United Kingdom’s Financial Services and Markets Act 2000 (the “FSMA”)):

(i) the relevant Dealer covenants in the terms set out in paragraph 2 of the United Kingdom selling restrictions set out in Exhibit D hereto; and

(ii) the redemption value of each Note is not less than £100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than pounds sterling), and no part of any Note may be transferred unless the redemption value of that part is not less than £100,000 (or such an equivalent amount).

(k) Irish Commercial Paper. Notes issued by any of the Irish Issuers with a maturity of less than one year constitute commercial paper for the purposes of, and are issued in accordance with, an exemption granted by the Irish Financial Services Regulatory Authority as a constituent part of the Central Bank and Financial Services Authority of Ireland (“IFSRA”) under section 8(2) of the Central Bank Act, 1971 of Ireland, as inserted by section 31 of the Central Bank Act, 1989 of Ireland, as amended by section 70(d) of the Central Bank Act, 1997 of Ireland. The Irish Issuers are not and will not be regulated by IFSRA arising from the issue of Notes. An investment in Notes issued by an Irish Issuer with a maturity of less than one year will not have the status of a bank deposit and is not within the scope of the Deposit Protection Scheme operated by IFSRA.

Each Bearer or Registered Note issued by an Irish Issuer with a maturity of less than one year shall carry the title “Commercial Paper”, include a statement to the effect that it is guaranteed and identify the Guarantor by name and bear the following legend:

“This Note is issued in accordance with an exemption granted by IFSRA under section 8(2) of the Central Bank Act, 1971 of Ireland, as inserted by section 31 of the Central Bank Act, 1989 of Ireland, as amended by section 70(d) of the Central Bank Act, 1997 of Ireland. [Insert name of relevant Irish Issuer] is not regulated by IFSRA arising from the issue of Notes. An investment in Notes issued by [insert name of relevant Irish Issuer] with a maturity of less than one year does not have the status of a bank deposit and is not within the scope of the Deposit Protection Scheme operated by IFSRA.

Minimum denominations for Notes Issued by Irish Issuers. Notes issued by an Irish Issuer will be subject to a minimum denomination of €1,000 (or the equivalent in another Specified Currency). Notes issued by an Irish Issuer with a maturity of less than one year will be further subject to a minimum denomination of €125,000 or its foreign currency equivalent. Notes issued by an Irish Issuer will, if unlisted, have a minimum denomination of £300,000 or its foreign currency equivalent.

SECTION 4.PAYMENT OF EXPENSES. Each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor will (unless otherwise agreed with a Dealer or Dealers with respect to an issuance of Notes) pay all expenses incident to the performance of their respective obligations under this Agreement, including: (i) the preparation of the Offering Document and any amendments or supplements thereto; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of the accountants of each Issuer and the Guarantor; (iv) the fees and disbursements of the Fiscal Agent and its counsel; (v) the reasonable fees and disbursements of U.S. counsel for the Dealers (“US Counsel”), together with counsel for the Dealers in each other country where an Issuer of Notes other than GE Capital is incorporated (“Local Counsel”); provided, however, that in any sale of Notes to one or more Dealers acting as principal, the obligations of each Issuer and the Guarantor, if any, to pay the reasonable fees and disbursements of US Counsel and Local Counsel, if any, shall be as agreed upon by such Issuer, the Guarantor and the Dealer(s) participating in such transaction and reflected in the applicable Terms Agreement; (vi) the printing and delivery to the Dealers in quantities as hereinabove stated of the Offering Document and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes; (vii) the printing and delivery to the Dealers of copies of the Fiscal Agency Agreement; (viii) any fees charged by rating agencies for the rating of the Notes; (ix) any advertising and other out-of-pocket expenses incurred with the approval of the relevant Issuer or the Guarantor and (x) the fees and expenses incurred with respect to listing of any of the Notes on the Official List of the UKLA and the admission of such Notes to trading by the London Stock Exchange, the Singapore Stock Exchange or on or by another stock exchange competent authority and/or market.

SECTION 5.CONDITIONS OF OBLIGATIONS. Each Dealer’s obligations to solicit offers to purchase the Notes as agent of each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor, the obligation of any purchaser to purchase Notes sold through a Dealer as agent, and any Dealer’s obligations to purchase Notes as principal pursuant to any Terms Agreement will be subject at all times to the accuracy of the representations and warranties on the part of each such Issuer and the Guarantor herein and to the accuracy of the statements of the officers of each such Issuer and the Guarantor made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by each such Issuer and the Guarantor of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

(a) Legal Opinions. At the Commencement Date and at each Settlement Date with respect to any applicable Terms Agreement, if called for by such Terms Agreement, the Dealers shall have received the following documents:

(1) Opinion of United States Counsel to each Issuer and the Guarantor. The opinion of Craig T. Beazer, Senior Counsel, Treasury Operations and Assistant Secretary of GE Capital or such other counsel satisfactory to the Dealer(s), dated as of such Commencement Date or Settlement Date, in form and substance satisfactory to the Dealers and counsel to the Dealers, to the effect that:

(i) GE Capital has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware.

(ii) GE Capital is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification.

(iii) The Fiscal Agency Agreement has been duly authorized, executed and delivered by GE Capital and, assuming due authorization, execution and delivery by each Issuer other than GE Capital, is a valid and binding agreement of the relevant Issuer and GE Capital in its capacity as Guarantor.

(iv) The Notes have been duly authorized by GE Capital and, if (a) authorized by the Issuer thereof (in the case of Notes issued by an Issuer other than GE Capital), (b) executed and authenticated in accordance with the provisions of the Fiscal Agency Agreement and (c) delivered to and paid for by any purchaser of Notes sold through a Dealer as agent or through a Dealer as principal pursuant to any Terms Agreement, would be valid and binding obligations of the relevant Issuer enforceable against such Issuer in accordance with their respective terms and would be entitled to the benefits of the Fiscal Agency Agreement.

(v) In the case of Notes issued by an Issuer other than GE Capital, the Guarantees have been duly authorized and, if the Guarantees endorsed on the Notes are executed in accordance with the provisions of the Fiscal Agency Agreement and the Notes are duly executed and authenticated and delivered to and paid for by any purchaser of Notes sold through a Dealer as agent or any Dealer as principal pursuant to any Terms Agreement, such Guarantees would be valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms and would be entitled to the benefits of the Fiscal Agency Agreement;

(vi) This Agreement (and, if the opinion is being given pursuant to Section 6(c) hereof as a result of the relevant Issuer’s and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor’s having entered into a Terms Agreement requiring such opinion, the applicable Terms Agreement) has been duly authorized, executed and delivered by GE Capital and, assuming due authorization, execution and delivery by the relevant Issuer (in the case of Notes issued by an Issuer other than GE Capital), is a valid and binding agreement of the relevant Issuer and the Guarantor enforceable against such Issuer and the Guarantor in accordance with its terms, except as rights to contribution and indemnity hereunder (or thereunder) may be limited under applicable law.

(vii) Neither the execution, delivery and performance of this Agreement nor the issuance and sale of the Notes and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantees as provided herein will contravene the certificate of incorporation or by-laws of GE Capital or result in any violation of any of the terms or provisions of any law, rule or regulation of the United States or of any indenture, mortgage or other agreement or instrument known to such counsel by which GE Capital or any of its subsidiaries is bound or any judgment, order or decree of any governmental body, agency or court having jurisdiction over GE Capital or any of its subsidiaries.

(viii) To the best of such counsel’s knowledge, no authorization, consent or approval of, or registration or filing with, any governmental or public body or authority in the United States or any state or other political subdivision thereof will be required for the offer and sale of the Notes in the manner contemplated by the Offering Document, this Agreement (including the offering restrictions contained in Exhibit D hereto) and the Fiscal Agency Agreement.

(ix) The statements contained in the Offering Document under the captions “Description of Notes”, “Description of the Guarantee” and “Plan of Distribution” fairly present the matters referred to therein.

(x) Each document incorporated by reference in the Offering Document which was filed pursuant to the Exchange Act (except for the financial statements and schedules and other financial and statistical material included therein or omitted therefrom, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(xi) Registration of the Notes and the Guarantees under the Securities Act and qualification of an indenture under the United States Trust Indenture Act of 1939, as amended, will not be required for the offer and sale of the Notes in the manner contemplated by the Offering Document, this Agreement (including the offering restrictions contained in Exhibit D hereto) and the Fiscal Agency Agreement.

(xii) Such counsel believes that (except for the financial statements and schedules and other financial and statistical material included therein or omitted therefrom, as to which counsel need not express any belief) the Offering Document, as of the Commencement Date or the Settlement Date, as the case may be, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(2) Opinion of United States Tax Counsel to each Issuer and the Guarantor. The opinion of U.S. Tax Counsel to each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor, dated as of such Commencement Date, confirming the information as set forth under the caption “United States Tax Considerations” in the Offering Document.

(3) Opinion of United States Counsel to the Dealers. The opinion of US Counsel, dated as of such Commencement Date, covering the matters referred to in subparagraph (1) under the subheadings (i), (iii), (iv), (v), (vi), (ix), (xi) and (xii).

(4) Opinion of Local Counsel to the Dealers. In the case of Notes issued by an Issuer other than GE Capital, the opinion of Local Counsel to the Dealers, dated as of such Commencement Date or Settlement Date, in a form reasonably satisfactory to each Dealer participating in a particular issue of Notes.

(5) In rendering the opinion referred to in subparagraph (1) above, such counsel may state that with respect to (xii) of subparagraph (1), such counsel’s opinion and belief are based upon his participation in the preparation of the Offering Document and any amendments and supplements thereto (including documents incorporated therein by reference) and review and discussion of the contents thereof, but are without independent check or verification except as stated therein. In rendering the opinion referred to in subparagraph (1) above, such counsel may state that, with respect to (xi) of subparagraph (1), such counsel need not express any opinion as to when and under what circumstances the Notes and the Guarantees may be re-offered and resold within the United States or to U.S. persons, as such terms are defined in Regulation S under the Securities Act. In rendering the opinions referred to in subparagraph (3) above, such counsel may state that with respect to (xii) of subparagraph (1) above, such counsel’s opinion and belief are based upon their participation in the preparation of the Offering Document and any amendments and supplements thereto (other than documents incorporated by reference) and upon their review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification except as stated therein. In rendering the opinions referred to in subparagraphs (1) and (3) above, such counsel may state that with respect to (iv), (v) and (vi) of subparagraph (1) above, such counsels’ opinions, insofar as such opinions relate to enforceability, are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to the effect of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law). In rendering the opinions referred to in subparagraphs (1) and (3) above, such counsel may, in the case of Notes issued by an Issuer other than GE Capital, rely on the opinion of Local Counsel as to matters of the laws of the country or organization of the relevant Issuer. In rendering their opinions referred to in subparagaph (4) above, such counsel may rely on the opinion of Craig T. Beazer, Senior Counsel, Treasury Operations and Assistant Secretary of GE Capital, or such other counsel satisfactory to the Dealer(s) and US Counsel to the Dealers, as to matters of New York State Law, the General Corporation Law of the State of Delaware and the federal law of the United States.

(b) Officers’ Certificates. At the Commencement Date and at each Settlement Date with respect to any Terms Agreement, there shall have been no material adverse change in the condition of (i) GE Capital and its consolidated affiliates, taken as a whole, and (ii) the relevant Issuer (in the case of Notes issued by an Issuer other than GE Capital) and its consolidated affiliates, if any, taken as a whole, from that set forth in the Offering Document (excluding any amendments or supplements to the Offering Document since the relevant Acceptance Date, if any); and the Dealers shall have received on the Commencement Date and, if called for by the applicable Terms Agreement, at each Settlement Date, certificates dated the Commencement Date or such Settlement Date and signed by an executive officer of the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor to the foregoing effect.

(c) Accountant’s Letter. The Dealers shall have received at the Commencement Date and at each Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement, a letter from KPMG LLP, independent public accountants, dated as of the Commencement Date or such Settlement Date, in form and substance satisfactory to the Dealers, with respect to the financial statements of GE Capital and certain financial information contained in or incorporated by reference in the Offering Document.

(d) Listing on the London Stock Exchange. On the Commencement Date, the listing of the Programme on the Official List of the UKLA and the admission to trading of Notes issued under the Programme by the London Stock Exchange shall have been granted subject only to delivery to the UKLA and the London Stock Exchange of the Offering Document as most recently amended or supplemented.

(e) Other Documents. On the Commencement Date and at each Settlement Date with respect to any applicable Terms Agreement, US Counsel to the Dealers and Local Counsel to the Dealers (in the case of Notes issued by an Issuer other than GE Capital) shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes and (in the case of Notes issued by an Issuer other than GE Capital) the endorsement thereon of the Guarantees as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the relevant Issuer and the Guarantor in connection with the issuance and sale of Notes and the execution and delivery of the Guarantee as herein contemplated shall be satisfactory in form and substance to the Dealers, US Counsel to the Dealers and Local Counsel to the Dealers.

(h) If any condition specified in this Section shall not have been fulfilled as of the relevant date required, this Agreement and any Terms Agreement may be terminated as to any Dealer by notice by such Dealer to the relevant Issuer and the Guarantor at any time at or prior to the Commencement Date or the applicable Settlement Date, and such termination shall be without liability of any party to any other party, except that the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11 and 15 hereof, shall remain in effect.

SECTION 6.ADDITIONAL COVENANTS OF EACH ISSUER AND THE GUARANTOR. Each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor covenants and agrees that:

(a) Reaffirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes, and each sale of Notes to any Dealer pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor contained in this Agreement and in any certificate theretofore delivered to the Dealers pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to the Dealers, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Offering Document as amended and supplemented to each such time);

(b) Subsequent Delivery of Certificates. Each time that (i) the Offering Document shall be amended or supplemented, or there is filed with the Commission any annual report on Form 10-K incorporated by reference into the Offering Document; (ii) an Issuer sells Notes to any Dealer pursuant to a Terms Agreement and the Dealer so requests; and (iii) there is filed with the Commission any quarterly report on Form 10-Q or current report on Form 8-K incorporated by reference into the Offering Document and any Dealer reasonably requests, such Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor shall furnish or cause to be furnished to such Dealer (in the case of clause (i)), the Dealer(s) party to the Terms Agreement (in the case of clause (ii)) or the requesting Dealer(s) (in the case of clause (iii)) promptly a certificate in form satisfactory to such Dealer(s) to the effect that the statements contained in the certificates referred to in Section 5(b) hereof which were last furnished to the Dealers are true and correct at the time of such amendment or supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Offering Document as amended and supplemented to such time) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 5(b), modified as necessary to relate to the Offering Document as amended and supplemented to the time of delivery of such certificates; provided, however, that the relevant Issuer and the Guarantor shall not be required to furnish any certificates to any Dealers pursuant to this paragraph at a time when the Dealers shall have suspended solicitation of purchases of Notes in their capacity as agents pursuant to instructions of such Issuer or the Guarantor, unless a Dealer shall then hold any Notes as principal purchased under a Terms Agreement;

(c) Subsequent Delivery of Legal Opinions. Each time that the Offering Document shall be amended or supplemented with respect to the Notes (other than pursuant to the applicable Final Terms or Securities Note (as the case may be) describing the terms of a particular tranche of Notes), or there is filed with the Commission any annual report on Form 10-K incorporated by reference into the Offering Document or, if so indicated in the applicable Terms Agreement, an Issuer sells Notes to a Dealer pursuant to a Terms Agreement, such Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor shall furnish or cause to be furnished promptly to the Dealers a written opinion of Craig T. Beazer, Senior Counsel, Treasury Operations and Assistant Secretary of GE Capital or such other counsel satisfactory to the Dealers and U.S. Counsel; in the case of Notes issued by an Issuer other than GE Capital, a written opinion of Local Counsel; and/or other counsel satisfactory to the Dealers, dated the date of delivery of such opinion, in form satisfactory to the Dealers, of the same tenor as the opinions referred to in Section 5(a) hereof but modified, as necessary, to relate to the Offering Document as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Dealers shall furnish the Dealers with a letter to the effect that the Dealers may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Offering Document as amended and supplemented to the time of delivery of such letter authorizing reliance); and

(d) Subsequent Delivery of Accountant’s Letters. Each time that the Offering Document shall be amended or supplemented to include additional financial information relating to GE Capital or there is filed with the Commission any document incorporated by reference into the Offering Document which contains additional financial information relating to GE Capital or, if so indicated in the applicable Terms Agreement, an Issuer sells Notes to a Dealer pursuant to a Terms Agreement, such Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor shall cause KPMG LLP promptly to furnish the Dealers a letter, dated the date of such amendment or supplement, or the date of the filing of such document with the Commission, or the date of such sale, as the case may be, in form satisfactory to the Dealers, of the same tenor as the letter referred to in Section 5(c) hereof; provided, however, that if the Offering Document is amended or supplemented solely to include financial information as of and for a fiscal quarter, KPMG LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the Dealers’ reasonable judgment, such letter should cover such other information.

SECTION 7.ADDITIONAL COVENANTS OF THE DEALERS. Each Dealer agrees that:

(a) Advertising. It will not place advertisements or publish notices of any kind in any jurisdiction relating to any Notes, the offering of any Notes or any other matter relating to this Agreement without the prior written consent of the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor.

(b) Calculation Agent. If requested by the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor and agreed by such Dealer with respect to any Notes offered through such Dealer as agent or to such Dealer as principal, such Dealer will act as calculation agent (the “Calculation Agent”) with respect to such Notes for all purposes. Unless otherwise agreed by such Issuer, the Guarantor and the relevant Dealer, the rights and obligations of such Issuer, the Guarantor and such Dealer shall, with respect to each instance in which such Dealer is requested to so act, be governed by the Master Calculation Agent Agreement set forth as Exhibit C hereto.

(c) Offering Materials and Information. In connection with its solicitation of purchases of the Notes, such Dealer will use only (i) the Offering Document and the documents incorporated therein by reference and (if such solicitation involves a particular tranche of Notes, from and after the Acceptance Date with respect thereto) the applicable Final Terms or Securities Note (as the case may be) and (ii) information taken from the documents referred to in the preceding clause; provided, however, that each Dealer agrees that it has and will have sole responsibility for the completeness and accuracy of all such information, written or oral, furnished by such Dealer and its agents and employees to purchasers and prospective purchasers of the Notes to the extent that such information differs in any material way from the presentation of such information in the documents referred to in clause (i) above.

(d) Stabilization.

(i) In connection with the distribution of any Notes, if the Dealer (if any) designated as Stabilizing Manager in the applicable Final Terms or Securities Note (as the case may be) undertakes any action in repect of Notes which falls within the definition of “stabilisation” and/or “ancillary stabilisation” set out in the Handbook published by the Financial Services Authority, then such Dealer shall not be deemed to act as agent of the relevant Issuer or (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor. Such stabilizing, if commenced, may be discontinued at any time. Any loss resulting from over-allotment and stabilization shall be borne, and any net profit arising therefrom shall be retained, by the Stabilizing Manager for its own account.

(ii) Each Issuer confirms that it has been informed of the existence of the informational guidance published by the United Kingdom Financial Services Authority in relation to stabilization.

(iii) In relation to any Notes for which the Dealer is named as Stabilizing Manager in the applicable Final Terms or Securities Note (as the case may be), the Issuer has not issued and will not issue, without the prior consent of that Dealer, any press or other public announcement referring to the proposed issue of Notes unless the announcement adequately discloses the fact that stabilizing action may take place in relation to the Notes to be issued.

(e) Each of the Dealers undertakes to, and agrees with, each Irish Issuer that, on request by an Irish Issuer, to the extent which it is lawfully able to do so, it will provide any information it has available to it in order to assist the relevant Irish Issuer in complying with any obligations it may have, in relation to the prevention of money laundering, under the Criminal Justice Act, 1994 of Ireland or any code of best practice in such regard.

(f) USA PATRIOT Act compliance. Each Dealer hereby certifies that such Dealer has anti-money laundering and sanctions-compliance policies and procedures in place in accordance with the requirements imposed by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001, Pub. L, 107-56, 115 Stat. 380 (October 26, 2001), or any rules or regulations promulgated thereunder, and legal measures administered by the Office of Foreign Assets Control of the United States Department of the Treasury, in each case to the extent applicable to such Dealer. Each Dealer also certifies that such Dealer has implemented an anti-money laundering compliance program pursuant to NASD Rule 3011, to the extent applicable to such Dealer.

SECTION 8.INDEMNIFICATION.

(a) Indemnification of the Dealers. The relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor agrees to jointly and severally indemnify and hold harmless each Dealer, each Dealer’s respective directors and officers and each person, if any, who controls any Dealer against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Document (if used within the period set forth in Section 3(c) and as amended or supplemented if the relevant Issuer or the Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to such Issuer or the Guarantor by any Dealer expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary offering document (including, without limitation, any preliminary offering document supplement) shall not inure to the benefit of any Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling such Dealer, if a copy of the Offering Document (as then amended or supplemented if such Issuer or the Guarantor shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Dealer to such person at or prior to the written confirmation of the sale of the Notes to such person, and if the Offering Document (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b) Indemnification of the Issuers and the Guarantor. Each Dealer agrees, severally and not jointly, to indemnify and hold harmless each Issuer, the Guarantor, each of their respective directors and officers and any person controlling such Issuer or the Guarantor to the same extent as the foregoing indemnity from such Issuer or the Guarantor to each Dealer, but only with reference to information relating to such Dealer furnished in writing by such Dealer expressly for use in the Offering Document.

(c) General. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 8(a) or 8(b) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Dealers in the case of parties indemnified pursuant to Section 8(a) and by GE Capital in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

SECTION 9.CONTRIBUTION. If the indemnification provided for in Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) if the indemnifying party is an Issuer or (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor, in such proportion as is appropriate to reflect the relative benefits received by the relevant Issuer on the one hand and the Dealers on the other from the issue and sale of the Notes, (ii) if the indemnifying party is a Dealer, in such proportion as is appropriate to reflect the relative fault of such Dealer on the one hand and the relevant Issuer or the Guarantor on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, or (iii) if the allocation provided by clause (i) or clause (ii) above, as the case may be, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above or the relative fault referred to in clause (ii) above, as the case may be, but also such relative fault (in cases covered by clause (i)) or such relative benefits (in cases covered by clause (ii)) as well as any other relevant equitable considerations. The relative benefits received by the relevant Issuer on the one hand and the Dealers on the other hand shall be deemed to be in the same proportion as the total sales price received by such Issuer from the sale of Notes that are the subject of the claim for indemnification (before deducting expenses) bears to the total underwriting discounts and commissions received by the Dealers from sales of Notes that are the subject of the claim for indemnification. The relative fault of the relevant Issuer or the Guarantor on the one hand and of the Dealers on the other shall be determined by reference to, among other things, whether the untrue statement of a fact or the omission to state a fact relates to information supplied by such Issuer or the Guarantor or statements made or furnished by the Dealers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Each Issuer, the Guarantor and the Dealers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Dealers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations provided for, in the respective cases, in clauses (i), (ii) and (iii) of the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Dealer shall be required to contribute any amount in excess of the amount by which the sum of (i) the total price at which any Notes, the purchase of which is the subject of the claim for indemnification and which was solicited by such Dealer, were sold by the relevant Issuer and (ii) the total price at which any Notes, the purchase of which is the subject of the claim for indemnification and which such Dealer purchased as principal and distributed to the public, were offered to the public, exceeds the amount of any damages which such Dealer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Dealers’ obligations to contribute pursuant to this Section 9 are several, in proportion to the respective amounts of Notes solicited or purchased by each of such Dealers, and not joint.

SECTION 10.OFFERING RESTRICTIONS.

(a) Each Dealer hereby represents and warrants that it will observe the restrictions included in Exhibit D hereto on offers and sales of the Notes and the distribution of documents relating to the Notes; the terms of Exhibit D are hereby incorporated by reference with the same effect as if set forth herein in full. Each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor may from time to time amend, modify or supplement the offering restrictions contained in Exhibit D pursuant to the procedures set forth in Section 17 hereof.

(b) Without prejudice to the provisions of this Section 10 and subject to the obligations of each Issuer and the Guarantor set forth in Section 3 of this Agreement, each Issuer and the Guarantor shall have no responsibility for, and each Dealer will obtain, any consent, approval or permission required by such Dealer for the subscription, offer, sale or delivery by such Dealer of Notes under the laws and regulations in force in any jurisdiction to which such Dealer is subject or in or from which such Dealer makes any subscription, offer, sale or delivery.

(c) Unless otherwise specified in the applicable Final Terms or Securities Note (as the case may be) or the Terms Agreement, each Dealer agrees to indemnify and hold harmless each Issuer and the Guarantor (and, in any underwritten transaction, each other Dealer underwriting Notes) and each person controlling such Issuer and the Guarantor (and, in any underwritten transaction, each other Dealer underwriting Notes) from and against any and all losses, claims, damages and liabilities arising from any breach by it of the foregoing provisions of this Section 10.

(d) For the purpose of the issue of Notes by GEC Australia Funding, each Dealer represents and agrees that it will use reasonable endeavors to assist GEC Australia Funding in ensuring that Notes to be issued by GEC Australia Funding are offered for sale in such a manner which will allow payments of interest (or amounts in the nature of interest) on the Notes to be exempt from Australian withholding tax under section 128F of the Income Tax Assessment Act 1936 (“Australian Tax Act”). In particular, each Dealer represents and agrees that it will provide GEC Australia Funding, within 14 days of receipt of a request from GEC Australia Funding, such confirmation and other evidence in relation to the Notes issued by GEC Australia Funding as it is reasonably able to provide and is reasonably required by GEC Australia Funding for the purpose of obtaining an exemption (including by self-assessment) under section 128F of the Australian Tax Act or which relate to a request from the Australian Taxation Office (“ATO”) for specific information (and in the latter case, GEC Australia Funding’s request must be accompanied by satisfactory evidence of the request from the ATO), provided that no Dealer shall be obliged to disclose the identity of any purchaser of any Note issued by GEC Australia Funding or any information from which such identity would be capable of being ascertained or any information, the disclosure of which would be contrary to, or prohibited by, any relevant law, regulation or directive.

SECTION 11.REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or any Terms Agreement, or contained in certificates of officers of the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Dealers or any controlling person of any Dealer, or by or on behalf of such Issuer and the Guarantor or any controlling person of such Issuer and the Guarantor, and shall survive each delivery of and payment for any of the Notes.

SECTION 12.TERMINATION.

(a) Termination of this Agreement. This Agreement may be terminated as to a party for any reason, at any time by any party hereto upon the giving of thirty (30) days’ written notice of such termination to each other party hereto; provided, however, that a Dealer’s termination of this Agreement shall terminate the Agreement only between itself, the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor.

(b) Termination of a Terms Agreement. Notwithstanding anything contained in this Agreement, the applicable Dealer or Dealers may, by notice to the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor, terminate any Terms Agreement at any time before the time on the relevant Settlement Date when payment would otherwise be due under such Terms Agreement to such Issuer in respect of the relevant Notes if:

(i)	in the opinion of such Dealer or Dealers, circumstances shall be such as:

(A)	to prevent or to a material extent restrict payment for the Notes in the manner contemplated in the Terms Agreement; or

(B)	to a material extent prevent or restrict settlement of transactions in the Notes in the market or otherwise; or

(ii)	in the opinion of such Dealer or Dealers, there shall have been:

(A)	any change in national or international political, legal, tax or regulatory conditions; or

(B)	any calamity or emergency,

which has in its view caused a substantial deterioration in the price and/or value of the Notes;

and, upon notice being given, the parties to such Terms Agreement shall (except for the liability of the relevant Issuer and the Guarantor in relation to expenses as provided in Section 4 of this Agreement (and, if relevant, as provided in such Terms Agreement) and except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

(c) General. In the event of any such termination, no party will have any liability to the other parties hereto or to the other parties to any Terms Agreement so terminated, except that (i) the Dealers shall be entitled to any commissions in accordance with the fourth paragraph of Section 2(a) hereof, (ii) if at the time of termination (a) any Dealer shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the relevant Issuer but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof and the offering restrictions set forth in Section 10 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11 and 15 hereof shall remain in effect.

SECTION 13.NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication to the address or telefax number set forth below:

In the case of the Issuers or the Guarantor:

General Electric Capital Corporation
260 Long Ridge Road
Stamford, CT 06927
Phone:	(203) 357 4000
Fax:	(203) 357 4975
Attention:	Senior Vice President-Corporate
Treasury and Global Funding Operation

GE Capital Australia Funding Pty. Ltd.
572 Swan Street
Richmond, Victoria 3121
Australia
Phone:	61 2 8249 3582
Fax:	61 2 8249 3788
Attention:	Vice President

GE Capital Canada Funding Company c/o General Electric Capital Canada Inc.
2300 Meadowvale Blvd.
Mississauga, Ontario
Canada L5N 5P9
Phone:	(905) 858 5710
Fax:	(905) 858 5234
Attention:	Secretary

GE Capital European Funding
WIL House
Shannon Business Park
Shannon
Co. Clare
Ireland
Fax:	353 61 362010
Attention:	Secretary

GE Capital UK Funding
WIL House
Shannon Business Park
Shannon
Co. Clare
Ireland
Fax:	353 61 362010
Attention:	Frank Cantillon, Secretary

(in each case with a copy to the Guarantor at the address specified above)

In the case of the Dealers:

Barclays Bank PLC
5 The North Colonnade
Canary Wharf
London E14 4BB
England
Fax:	44 (0)20 7773 4876
Attention:	MTN Dealers

Credit Suisse First Boston (Europe) Limited
One Cabot Square
London E14 4QJ
England
Fax:	44 (0)20 7905 6128
Attention:	MTN Trading

Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB
England
Fax:	44 (0)20 7774 5711
Attention:	Medium-Term Note Desk

GE Money Bank
Tour Europlaza
20, avenue André Prothin
92063 Paris La Défense Cedex
France
Fax:	33 1 47 75 59 04
Attention:	Medium-Term Note Desk

Merrill Lynch International
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ
England
Fax:	44 (0)20 7995 4327
Attention:	EMTN Trading and Distribution Desk

UBS LIMITED
1 Finsbury Avenue
London EC2M 2PP
England
Phone:	44 (0) 20 7567 2479
Fax:	44 (0) 20 7568 3349
Attention:	MTNs and Private Placements

SECTION 14.PARTIES. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Dealers, the relevant Issuer, the Guarantor (in the case of Notes issued by an Issuer other than GE Capital) and each of their respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation, except that purchasers of Notes sold by any Dealer as agent shall be entitled to the benefits of Section 5 hereof. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

SECTION 16.ACCESSION OF ADDITIONAL ISSUERS. The Dealers and the other parties hereto acknowledge and agree that one or more additional Issuers (each, an “Additional Issuer”) may from time to time accede to this Agreement upon the terms and conditions set forth below. On and after the Accession Date (as defined below) with respect to an Additional Issuer, such Additional Issuer shall be bound by the terms of this Agreement and shall be entitled to all rights and benefits, and subject to all duties and obligations, of an Issuer hereunder, except under the circumstances provided for in subsection (c) below.

(a) Requirements as to Additional Issuers: Each Additional Issuer shall (i) be a Subsidiary (as hereinafter defined) of GE Capital and (ii) only issue Notes which are unconditionally and irrevocably guaranteed by GE Capital. As used herein, “Subsidiary” shall have the same meaning as set forth in Rule 1-02(x) of Regulation S-X under the Securities Act.

(b) Condition Precedent to Accession: On or prior to the date on which an Additional Issuer accedes as a party to this Agreement (the “Accession Date”), each of the following conditions precedents must be fulfilled: (i) the Additional Issuer and the Guarantor shall have delivered an Issuer Accession Notice to each Dealer substantially in the form annexed hereto as Exhibit E, together with the attachments described therein; (ii) each Dealer shall have received legal opinions in the form contemplated by Section 5(a)(1), Section 5(a)(3) and, if the Additional Issuer is incorporated or organized outside of the United States, Section 5(a)(4), or, in the alternative, letters entitling the Dealers to rely on the corresponding opinions delivered on the Commencement Date, modified as appropriate to reflect the Additional Issuer; (iii) each Dealer shall have received an Officers’ Certificate signed by an executive officer of the Additional Issuer in the form contemplated by Section

5(b)(ii); (iv) in the event any Notes to be issued by the Additional Issuer are to be listed on the Official List of the UKLA and admitted to trading by the London Stock Exchange or on or by another stock exchange, competent authority and/or market, confirmation that listing of any Notes will be granted by such exchange, competent authority and/or market subject only to delivery of the Offering Document as most recently amended or supplemented; and (v) a supplement or amendment to the Offering Document, in form and substance reasonably acceptable to the Dealers, describing the Additional Issuer and any other matters related to its accession to the Programme.

(c) Dealer’s Option Not to Recognize Accession. If within thirty (30) days of receipt of an Issuer Accession Notice as provided for in subsection (b) above, a Dealer determines, in its sole discretion, not to solicit offers to purchase Notes of such Additional Issuer pursuant to subsection 2(a) and 2(b) hereof, then such Dealer shall deliver notice to the Guarantor and such Additional Issuer (at the address set forth in the Issuer Accession Notice) to the effect that such Dealer does not intend to recognize such Additional Issuer’s accession to this Agreement. Thereafter, such Additional Issuer shall not be deemed to be a party to this Agreement solely with respect to such Dealer and such Dealer shall have no obligation to solicit offers to purchase Notes on behalf of such Issuer.

SECTION 17.AMENDMENTS. This Agreement may be amended by an agreement executed by each of the parties hereto; provided, however, that if the relevant Issuer elects to issue Notes denominated in a currency with respect to which additional selling restrictions or amendments to existing selling restrictions or other provisions are required to be added to this Agreement, such Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor shall deliver to each Dealer a notice identifying such currency, an amended version of Exhibit D hereto containing such selling restrictions and such other provisions applicable thereto. Any such notice shall constitute an amendment to this Agreement to add such selling restrictions and other provisions and such amendment shall be effective on the date it is sent to each Dealer in accordance with the provisions of Section 13 hereof.

SECTION 18.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to each Issuer (including GE Capital in its capacity as Guarantor of Notes issued by each Issuer other than GE Capital) a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Dealers and each such Issuer in accordance with its terms.

Very truly yours,

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Kathryn A. Cassidy
Name:	Kathryn A. Cassidy
Title:	Senior Vice President Corporate Treasury
and Global Funding Operation

GE CAPITAL AUSTRALIA FUNDING PTY. LTD.

By:	/s/ Kathryn A. Cassidy
Name:	Kathryn A. Cassidy
Title:	Authorized Signatory

GE CAPITAL CANADA FUNDING COMPANY

By:	/s/ Mark S. Barber
Name:	Mark S. Barber
Title:	Vice President

GE CAPITAL EUROPEAN FUNDING

By:	/s/ Patrick Gilmartin
Name:	Patrick Gilmartin
Title:	Director/Authorized Signatory

GE CAPITAL UK FUNDING

By:	/s/ Patrick Gilmartin
Name:	Patrick Gilmartin
Title:	Director/Authorized Signatory

CONFIRMED AND ACCEPTED,
as of the date first above written:

BARCLAYS BANK PLC

By:	/s/ Louise E. Kelly
Name:	Louise E. Kelly
Title:	Manager

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

By:	/s/ Eva Kysely
Name:	Eva Kysely
Title:	Assistant Vice President

GE MONEY BANK

By:	/s/ Xavier Durand
Name:	Xavier Durand
Title:	President

GOLDMAN SACHS INTERNATIONAL

By:	/s/ Burkumola Sofola
Name:	Burkumola Sofola
Title:	Authorized Signatory

MERRILL LYNCH INTERNATIONAL

By:	/s/ Victoria Emmerson
Name:	Victoria Emmerson
Title:	Authorized Signatory

UBS LIMITED

By:	/s/ Burt Suer
Name:	Burt Suer
Title:	Executive Director

By:	/s/ Aiden Small
Name:	Aiden Small
Title:	Director

EXHIBIT A

[Principal Amount]

[GENERAL ELECTRIC CAPITAL CORPORATION]
[RELEVANT ISSUER]

Euro Medium-Term Notes or Other Debt Securities

[Guaranteed by GENERAL ELECTRIC CAPITAL CORPORATION]

TERMS AGREEMENT

[DATE]

GENERAL ELECTRIC CAPITAL CORPORATION
260 Long Ridge Road
Stamford, Connecticut 06927
Attention: Senior Vice President-Corporate
                 Treasury and Global Funding Operation

[RELEVANT ISSUER]

[Address]

Attention:

Re:	Seventh Amended and Restated Distribution Agreement
Dated July 1, 2005

Each of the undersigned (the “Managers”) agrees to purchase the principal amount of bearer Euro-Medium Term Notes [or Other Debt Securities] ([Final Terms No. [        ]/Securities Note No. [        ]]), set forth opposite its name on Schedule I hereto, having the following terms:

Issuer:
[Guarantor:]
Maturity Date:
Principal Amount:
Issue Price:
Settlement Date and Time: 3:00 p.m., London time, on
Place of Delivery: Offices of [Name of relevant Manager and Address]
[Settlement Date and Time: 11:00 a.m., Greenwich Mean time, on [            ].]
Place of Delivery of Proceeds:
Issue Date:
Specified Currency:
Ranking:
Interest Rate:
Interest Commencement Date and Determination Dates [Fixed Rate Notes only]:
Day Count Fraction:
Interest Payments:
Redemption at the option of the Company:

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Repayment at the option of the holder:
Combined management and underwriting commission:
Selling concession:
Denominations of Definitive Notes:
Listing:
Other Terms (including any additional selling restrictions):

For the purposes of the Notes being purchased hereby, any Manager party to this Terms Agreement that is not named as a Dealer in the Distribution Agreement referenced above is hereby appointed a Dealer thereunder solely with respect to the Notes and any such Manager agrees to be bound by the terms of the Distribution Agreement as it applies to the distribution of the Notes.

[The certificate[s] referred to in Section 5(b) of the Distribution Agreement, the opinion[s] referred to in Sections 5(a)(1) and 5(a)(4) of the Distribution Agreement [and the accountants’ letter referred to in Section 5(c) of the Distribution Agreement]1 will be required.]

[In the event that any Manager desires to use any dealer or selling group to distribute any portion of its allotment of the Notes, then any such Manager shall cause such dealer or selling group member to agree in writing, for the benefit of the Issuer [and General Electric Capital Corporation in its capacity as Guarantor], to comply with all applicable terms of the Distribution Agreement and this Terms Agreement relating to the distribution of the Notes.]

[NAME OF MANAGERS]

By:
Name:
Title:

Accepted:

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:

[RELEVANT ISSUER]

By:
Name:
Title:

[1]	May only be required for issues the principal amount of which exceeds US$100,000,000 or its equivalent in other currencies, unless otherwise agreed.

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SCHEDULE I

Name of Managers	Principal Amount

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EXHIBIT B

GENERAL ELECTRIC CAPITAL CORPORATION
AND AFFILIATES

EURO MEDIUM-TERM NOTES AND OTHER DEBT SECURITIES

ADMINISTRATIVE PROCEDURES

July 1, 2005

Reference is made to Section 2(c) of the Seventh Amended and Restated Euro Medium-Term Note Distribution Agreement, dated July 1, 2005 (as the same may be further amended or supplemented from time to time, the “Distribution Agreement”) pursuant to which Euro Medium-Term Notes and other debt securities (the “Notes”) are to be offered on a continuous basis by General Electric Capital Corporation (“GE Capital”), and each of the other Issuers named therein or made a party thereto from time to time (together with GE Capital, each an “Issuer”). Notes issued by each Issuer other than GE Capital will be unconditionally and irrevocably guaranteed by GE Capital (the “Guarantor”). Each of the Dealers named in the Distribution Agreement (each a “Dealer”) has agreed to use it best efforts to solicit offers to purchase the Notes. Each Dealer, as principal, may also purchase Notes for its own account and if it does so, the relevant Issuer, the Guarantor and such Dealer will enter into a terms agreement, as contemplated by the Distribution Agreement. Each Issuer and the Guarantor has reserved the right in the Distribution Agreement from time to time to appoint one or more additional persons either to solicit purchases of Notes from the relevant Issuer by others or to purchase Notes directly from the relevant Issuer as principal for resale to others, and any reference herein to “Dealer” shall include each such additional persons.

The Notes will be issued under a Seventh Amended and Restated Fiscal and Paying Agency Agreement dated as of July 1, 2005, among each Issuer (including GE Capital in its capacity as Guarantor of Notes issued by an Issuer other than GE Capital), JPMorgan Chase Bank, N.A., as fiscal agent (in such capacity, the “Fiscal Agent”) and principal paying agent (in such capacity, the “Principal Paying Agent”), J.P. Morgan Bank Luxembourg S.A., as initial registrar and Luxembourg transfer agent, as further amended or supplemented from time to time (the “Fiscal Agency Agreement”). Unless otherwise specified with respect to a particular series of Notes, the Fiscal Agent will also act as the authenticating agent (the “Authenticating Agent”) for the Notes. J.P. Morgan Bank Luxembourg S.A. will be the Registrar for the Registered Notes (as defined below) and will also perform the duties specified herein and in the Fiscal Agency Agreement. JPMorgan Chase Bank, N.A. will also act as Calculation Agent with respect to the Notes unless a different Calculation Agent is appointed by an Issuer or the Guarantor with respect to a specific series of Notes. If the relevant Issuer issues any Notes denominated in Hong Kong dollars, the Principal Paying Agent will act through one of its branches or agencies located outside of Hong Kong and will request of Euroclear and Clearstream, Luxembourg (each as defined below) that the common depositary act through an office outside of Hong Kong, or as may otherwise be required by applicable laws or regulations.

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Series of Notes may be issued that will not be listed on any stock exchange. As used herein, the term “series of Notes” shall refer to all Notes having identical terms but for authentication date and public offering price, and the term “tranche of Notes” shall refer to all Notes having identical terms, including authentication date and public offering price.

Notes will bear interest at a fixed rate per annum (the “Fixed Rate Notes”), which may be zero in the case of certain original issue discount notes (the “OID Notes”), or at floating rates per annum (the “Floating Rate Notes”). Notes may be denominated in any currency, subject to any applicable laws and regulations (the “Specified Currency”). Unless otherwise specified in the applicable Final Terms or Securities Note (as the case may be) (each as defined below), the Notes of each tranche will be in bearer form (“Bearer Notes”) and will initially be represented by one or more temporary global Notes (each, a “Temporary Global Note”), without interest coupons attached, and delivered to a common depositary located outside the United States (the “Common Depositary”) for Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, socitété anonyme (“Clearstream, Luxembourg”) and subsequently by a permanent global Note (each, a “Permanent Global Note”) and/or one or more definitive Bearer Notes (each, a “Definitive Bearer Note”), with coupons, if any, attached. References to “Bearer Notes” shall, except where otherwise indicated, include interests in a Temporary Global Note or Permanent Global Note as well as Definitive Bearer Notes and any coupons attached thereto. If specified in the applicable Final Terms or Securities Note (as the case may be), Notes may also be issued in fully registered form (“Registered Notes”). If so specified in the applicable Final Terms or Securities Note (as the case may be), a tranche or series of Notes may also be held in alternative clearance systems.

The Notes may be described in an Offering Document prepared by each Issuer (including GE Capital in its capacity as Guarantor of Notes issued by an Issuer other than GE Capital), which may be amended from time to time (the “Offering Document”). The terms of each tranche of Notes issued under the Fiscal Agency Agreement will be described in either:

(i)	a supplement to the Prospectus (each such supplement hereinafter referred to as the “Final Terms”). The term “Prospectus” is used herein to describe the Prospectus together with the applicable Final Terms unless the context otherwise requires; or

(ii)	a supplement to the Registration Document (each supplement hereinafter referred to as the “Securities Note”). The term “Registration Document” is used herein to describe the Registration Document together with the applicable Securities Note unless the context otherwise requires.

In case of any conflict between these Administrative Procedures and either the Distribution Agreement or the Fiscal Agency Agreement, the terms of the Distribution Agreement or the Fiscal Agency Agreement, respectively, shall govern. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Distribution Agreement or in the Fiscal Agency Agreement.

B-2
ADMINISTRATIVE PROCEDURES

Issuance:	Bearer Notes. Each Bearer Note will be dated and issued as of the date of authentication by the Fiscal Agent. Each Note will bear an original issue date, which will be (i) with respect to a Temporary Global Note (or any portion thereof), the date of its original issue as specified in such Temporary Global Note or (ii) with respect to any Permanent Global Note or Definitive Bearer Note (or portion thereof) issued subsequently upon transfer or exchange of a Bearer Note or in lieu of a destroyed, lost or stolen Bearer Note, the original issue date of the predecessor Bearer Note, regardless of the date of authentication of such subsequently issued Bearer Note.

Each Bearer Note issued by an Irish Issuer with a maturity of less than one year shall carry the title “Commercial Paper”, include a statement to the effect that it is guaranteed and identify the Guarantor by name and bear the following legend:

“This Note is issued in accordance with an exemption granted by the Irish Financial Services Regulatory Authority as a constituent part of the Central Bank and Financial Services Authority of Ireland (“IFSRA”) under section 8(2) of the Central Bank Act, 1971 of Ireland, as inserted by section 31 of the Central Bank Act, 1989 of Ireland, as amended by section 70(d) of the Central Bank Act, 1997 of Ireland. [Insert name of relevant Irish Issuer] is not regulated by IFSRA arising from the issue of Notes. An investment in Notes issued by [insert name of relevant Irish Issuer] with a maturity of less than one year does not have the status of a bank deposit and is not within the scope of the Deposit Protection Scheme operated by IFSRA.”

Registered Notes. Except as described below, each Registered Note will be dated and issued as of the date of its authentication by the Authenticating Agent. Each Registered Note will bear an original issue date, which will be (i) with respect to an original Registered Note (or any portion thereof), its original issuance date (which will be the settlement date), (ii) with respect to any Registered Note (or portion thereof) issued subsequently upon transfer or exchange of a Registered Note or in lieu of a destroyed, lost or stolen Registered Note, the original issuance date of the predecessor Registered Note, regardless of the date of authentication of such subsequently issued Registered Note and (iii) with respect to any Registered Note (or portion thereof) issued in exchange for an interest in a Permanent Global Note, the last date on which interest was paid on such Permanent Global Note or any predecessor Note.

B-3

Each Registered Note issued by an Irish Issuer with a maturity of less than one year shall carry the title “Commercial Paper”, include a statement to the effect that it is guaranteed and identify the Guarantor by name and bear the following legend:

“This Note is issued in accordance with an exemption granted by IFSRA under section 8(2) of the Central Bank Act, 1971 of Ireland, as inserted by section 31 of the Central Bank Act, 1989 of Ireland, as amended by section 70(d) of the Central Bank Act, 1997 of Ireland. [Insert name of relevant Irish Issuer] is not regulated by IFSRA arising from the issue of Notes. An investment in Notes issued by [insert name of relevant Irish Issuer] with a maturity of less than one year does not have the status of a bank deposit and is not within the scope of the Deposit Protection Scheme operated by IFSRA.”

Registration:	Registered Notes will be issued only in fully registered form without coupons.

Guarantee:	Each Note issued by an Issuer other than GE Capital will have the Guarantee of the Guarantor endorsed thereon.

Transfers and Exchanges:	Bearer Notes. For so long as any of the Notes are represented by a global Note, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular principal amount of Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes except in the case of manifest error) shall be treated as the holder of such principal amount of such Notes for all purposes other than with respect to the payment of principal or interest on the Notes, the right to which shall be vested, as against the Issuers, the Fiscal Agent and any Paying Agent solely in the bearer of the relevant global Note in accordance with and subject to its terms. Transfers of interests in a Temporary or Permanent Global Note will be made by Euroclear or Clearstream, Luxembourg in accordance with its customary operating procedures. Title to definitive Bearer Notes and coupons will pass by physical delivery. The bearer of each coupon, whether or not attached to a definitive Bearer Note, shall be subject to and bound by all the provisions contained in the definitive Bearer Note to which such coupon relates. The bearer

B-4

of any definitive Bearer Note and any coupon may, to the fullest extent permitted by applicable law, be treated at all times, by all persons and for all purposes as the absolute owner of such definitive Bearer Note or coupon, as the case may be, regardless of any notice of ownership, theft or loss or of any writing thereon. Bearer Notes may be exchanged, if so provided in the applicable Final Terms or Securities Note (as the case may be), for Registered Notes.

Registered Notes. A Registered Note may be presented for transfer or exchange at the corporate trust office of the Registrar or any Transfer Agent appointed under the Fiscal Agency Agreement. Registered Notes will be exchangeable for other Registered Notes having identical terms but different denominations without service charge. Registered Notes will not be exchangeable for Bearer Notes.

Maturities:	Each Note will mature on a date from nine months or more from its date of issue; provided, however, Notes denominated in Specified Currencies other than US dollars may be subject to restrictions on maturities as provided for in the Distribution Agreement or as otherwise may be required by regulations of the applicable central bank or similar monetary authority of the country issuing the Specified Currency.

Specified Currency:	The currency denomination with respect to any Note and the payment of interest and the repayment of principal with respect to any such Note shall be as set forth therein and in the applicable Final Terms or Securities Note (as the case may be).

Denominations:	Notes will be issued in such denominations as may be agreed between the Issuer and the relevant Dealer(s) and as indicated in the applicable Final Terms or Securities Note (as the case may be) provided always that (i) the minimum denomination of each Note will be such as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant Specified Currency; and (ii) Notes issued by an Irish Issuer will be subject to a minimum denomination of €1,000 (or the equivalent in another Specified Currency).

Global Notes and Definitive Bearer and Registered Notes:

Until the 40th day following the date of issuance of any tranche of Bearer Notes or such other date as may be required to comply with the terms of Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended, as described in the Distribution Agreement (the “Exchange Date”), and until Final

B-5

Certification (as defined below) in accordance with TEFRA D as described in the Distribution Agreement, such tranche of Bearer Notes will be represented by one or more Temporary Global Notes in bearer form without interest coupons. The relevant Issuer shall execute, and upon the instructions of the relevant Issuer the Authenticating Agent shall complete and authenticate, such Temporary Global Note upon the same conditions and in substantially the same manner, and with the same effect, as an individual definitive Bearer Note. On or prior to the settlement date (which will normally be the original issue date) with respect to such Notes, the Authenticating Agent shall deposit the Temporary Global Note with the Common Depositary in the manner specified below under “Settlement Procedures; Bearer Notes”. The interest of each beneficial owner of Bearer Notes represented by such Temporary Global Note will be credited to the appropriate account with Euroclear or Clearstream, Luxembourg, as specified below under “Interest — General; Bearer Notes”.

On or after the Exchange Date and provided that Final Certification (as described below) has occurred, the interest of the beneficial owners of the Notes represented by the Temporary Global Note shall be cancelled and such interests shall thereafter be represented by a Permanent Global Note or Definitive Bearer Notes or, if provided in the applicable Final Terms or Securities Note (as the case may be), by definitive Registered Notes. The interest of each beneficial owner of Bearer Notes represented by a Permanent Global Note will be credited to the appropriate account with Euroclear or Clearstream, Luxembourg.

The beneficial owner of an interest in a Permanent Global Note may, at any time, upon 30 days’ written notice to the Fiscal Agent as provided in the Fiscal Agency Agreement given by such beneficial owner through either Euroclear or Clearstream, Luxembourg, as the case may be, exchange its beneficial interest in such Permanent Global Note for one or more Definitive Bearer Notes (or, if provided in the applicable Final Terms or Securities Note (as the case may be), a Registered Note) equal in aggregate principal amount to such beneficial interest. Upon receipt by the Fiscal Agent of an initial request to exchange an interest in a Permanent Global Note for a Definitive Bearer Note or Notes, all other interests in such Permanent Global Note shall, so long as Euroclear or Clearstream, Luxembourg shall so require, be exchanged for Definitive Bearer Notes. Such exchange shall occur at no expense to the beneficial owners as soon as practicable after the receipt of the initial request for Definitive Bearer Notes. After such exchange has occurred, all remaining

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interests in the Temporary Global Note will be exchangeable only for definitive Bearer Notes or (if so provided in the applicable Final Terms or Securities Note (as the case may be)) for definitive Registered Notes.

In all events, Bearer Notes will be delivered by the Fiscal Agent only outside the United States to non-US persons.

Final Certification:	Final Certification with respect to a Temporary Global Note shall mean the delivery by Euroclear or Clearstream, Luxembourg, as the case may be, to the Fiscal Agent of a signed certificate (a “Clearance System Certificate”) in substantially the form set forth in Exhibit B-1 to the Fiscal Agency Agreement with respect to the Notes being exchanged, dated no earlier than the Exchange Date for such Notes, to the effect that Euroclear or Clearstream, Luxembourg, as the case may be, has received certificates (“Certificates of Non-U.S. Beneficial Ownership”) in the form substantially set forth in Exhibit B-2 to the Fiscal Agency Agreement with respect to each of such Notes, which Certificates of Non-U.S. Beneficial Ownership shall be dated no earlier than ten days before the Exchange Date and shall be delivered by the account holders appearing on its records as entitled to such Notes.

Interest:	The following is a summary of terms of the Notes with respect to interest and is for informational purposes only; the terms of each Note as described in the applicable Final Terms and the Prospectus (in the case of Notes issued by way of the Prospectus) or the applicable Securities Note and Registration Document (in the case of Notes issued by way of the Registration Document) shall govern in the case of any conflict with the provisions set forth below. Terms used but not defined herein shall have the meanings assigned to them in the Offering Document.

General: Bearer Notes. Interest on each Bearer Note will accrue from and including the original issue date of such Note for the first interest period and from and including the most recent date to which interest has been paid for all subsequent interest periods. Each payment of interest on a Bearer Note will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid) to but excluding the Interest Payment Date; provided, however, that in the case of Floating Rate Notes on which the interest rate is reset daily or weekly, each interest payment will include interest accrued from and including the date of issue or from but

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excluding the fifteenth calendar day preceding the next preceding Interest Payment Date (whether or not such fifteenth calendar day is a Business Day), unless otherwise specified in the applicable Final Terms or Securities Note (as the case may be); and provided, further, that interest in respect of any Interest Payment Date on any interest in a Temporary Global Note for which Final Certification has not been made shall not be paid until the occurrence of the earlier of (1) Final Certification with respect to such interest in such Temporary Global Note and (2) in the case of an Interest Payment Date occurring between the original issue date and the Exchange Date, delivery by Euroclear or Clearstream, Luxembourg, as the case may be, to the Fiscal Agent of a Clearing System Certificate dated no earlier than such Interest Payment Date to the effect that Euroclear or Clearstream, Luxembourg, as the case may be, has received Certificates of Non-U.S. Beneficial Ownership with respect to such interests in the Temporary Global Note, which Certificates of Non-U.S. Beneficial Ownership shall have been dated no earlier than ten days before such Interest Payment Date and shall be signed by the account holders appearing on its records as entitled to such Notes.

Fixed Rate Bearer Notes. Unless otherwise specified in the applicable Final Terms or Securities Note (as the case may be), interest payments on Fixed Rate Bearer Notes will be made on the dates specified in the applicable Final Terms or Securities Note (as the case may be) and at maturity or upon any earlier redemption or repayment.

Floating Rate Bearer Notes. Interest payments will be made on Floating Rate Bearer Notes monthly, quarterly, semi-annually or annually. Except as provided below or as specified in the applicable Final Terms or Securities Note (as the case may be), interest will be payable, in the case of Floating Rate Bearer Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified pursuant to “A” under “Settlement Procedures; Bearer Notes” below (“Settlement Procedure “A” “); in the case of Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure “A” and in the case of Notes with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure “A” and, in each case, on the Maturity Date. If any such Interest Payment Date is not a Business Day, the provisions set forth under “Payments of Principal and Interest — Bearer Notes” shall apply.

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General: Registered Notes. Interest on each Registered Note will accrue from and including the original issue date of such Note for the first interest period and from and including the most recent date to which interest has been paid for all subsequent interest periods. Each payment of interest on a Registered Note will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid) to but excluding the Interest Payment Date, provided, however, that in the case of Floating Rate Notes which reset daily or weekly, interest payments will include interest from and including the date of issue or from but excluding the last Regular Record Date to which interest has been paid, as the case may be, through and including the Regular Record Date next preceding the Interest Payment Date, unless otherwise specified in the applicable Final Terms or Securities Note (as the case may be); and provided, further, that at the Maturity Date, the interest payable will include interest accrued to but excluding the Maturity Date.

Fixed Rate Registered Notes. Unless otherwise specified in the applicable Final Terms or Securities Note (as the case may be), interest payments on Fixed Rate Registered Notes will be made on the dates specified in the applicable Final Terms or Securities Note (as the case may be) and at the Maturity Date; provided, however, that in the case of Registered Fixed Rate Notes issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Floating Rate Registered Notes. Interest payments will be made on Floating Rate Registered Notes monthly, quarterly, semiannually or annually. Except as provided below or as specified in the applicable Final Terms or Securities Note (as the case may be), interest will be payable, in the case of Floating Rate Registered Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified pursuant to “AA” below under “Settlement Procedures; Registered Notes” (“Settlement Procedure “AA” “); in the case of Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified pursuant to

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Settlement Procedure “AA”; and in the case of Notes with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure “AA” and, in each case, on the Maturity Date; provided, however, that in the case of Registered Floating Rate Notes issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date. If any such Interest Payment Date is not a Business Day, the provisions set forth under “Payments of Principal and Interest — Registered Notes” shall apply.

Disclosure under Interest Act (Canada):	In the case of Notes issued by GEC Canada Funding whenever it is necessary to compute any amount of interest in respect of the Notes for a period of less than a full year, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each. For purposes only of disclosure under the Interest Act (Canada), the yearly rate of interest to which interest so calculated is equivalent is the interest rate set forth herein multiplied by a fraction the numerator of which is the number of days in the calendar year in which the same is to be ascertained and the denominator of which is 360.

Calculation of Interest:	The following is a summary of terms of the Notes with respect to the calculation of interest and is for informational purposes only; the terms of each Note as described in the applicable Final Terms and the Prospectus (in the case of Notes issued by way of the Prospectus) or the applicable Securities Note and Registration Document (in the case of Notes issued by way of the Registration Document) shall govern in the case of any conflict with the provisions set forth below. Terms used but not defined herein shall have the meanings assigned to them in the Offering Document.

Fixed Rate Notes. Interest will be calculated as specified in either (i) the Prospectus or as modified in the applicable Final Terms or (ii) the Securities Note (as the case may be).

Floating Rate Notes. Interest will be calculated as specified in either (i) the Prospectus or as modified in the applicable Final Terms or (ii) the Securities Note (as the case may be).

Payments of Principal and Interest:

The following is a summary of terms of the Notes with respect to the payment of principal and interest and is for informational purposes only; the terms of each Note (as described in either (i) the Final Terms and the Prospectus or (ii) the Registration Document and the Securities Note (as the case may be)) and the

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Fiscal Agency Agreement shall govern in the case of any conflict with the provisions set forth below. Terms used but not defined herein shall have the meanings assigned to them in the Fiscal Agency Agreement.

Bearer Notes. Except as otherwise provided in the Bearer Notes, payment of the principal amount of each Bearer Note at the Maturity Date thereof will be made only upon presentation and surrender of such Bearer Note to the Principal Paying Agent or any Paying Agent outside the United States. Such payment, together with payment of interest due at the Maturity Date of such Note, will be made in funds available for immediate use by the Principal Paying Agent or such Paying Agent and in turn by the holder of such Note. Bearer Notes presented to the Principal Paying Agent or a Paying Agent at the Maturity Date for payment will be cancelled or destroyed by such paying agent and delivered to the relevant Issuer with a certificate of cancellation or destruction, as applicable. All interest payments on a Bearer Note (other than interest due at the Maturity Date) will be made by check drawn on the Principal Paying Agent (or another person appointed by the Principal Paying Agent) and delivered to an address outside the United States by the Principal Paying Agent to the person entitled thereto or by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

Except as specified in “Interest — General; Bearer Notes” above, interest on a Temporary Global Note or Permanent Global Note shall be payable to the beneficial owner thereof through credit to the account of such owner or of the custodian bank of such owner with Euroclear or Clearstream, Luxembourg. Except as otherwise provided in the Bearer Notes, interest on a definitive Bearer Note shall be payable to the holder of the appropriate coupon appertaining thereto only upon presentation and surrender of such coupon at the office of the Principal Paying Agent or any other Paying Agent outside the United States.

If any Fixed Interest Payment Date or the Maturity Date or redemption or repayment date of a Fixed Rate Bearer Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Fixed Interest Payment Date or Maturity Date, as the case may be. If any Interest Payment Date (other than the Maturity Date) for any Floating Rate Bearer Note would fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day with respect

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to such Note at which time the Issuer will pay additional interest that has accrued up to but excluding such following Business Day, except that, in the case of a Bearer LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day with respect to such Bearer LIBOR Note. If the Maturity Date for any Floating Rate Bearer Note would fall on a day that is not a Business Day with respect to such Note, the payment of principal, premium, if any, and interest, if any, will be made on the following day that is a Business Day with respect to such Note, and no interest shall accrue for the period from and after such Maturity Date.

Registered Notes. Except as otherwise provided in a Registered Note, the Principal Paying Agent will pay the principal amount of each Registered Note at the Maturity Date upon presentation and surrender of such Note to its offices. Such payment, together with payment of interest due at the Maturity Date of such Note, will be made in funds available for immediate use by the Principal Paying Agent and in turn by the holder of such Note. Registered Notes presented to the Principal Paying Agent at the Maturity Date for payment will be cancelled or destroyed and delivered to the relevant Issuer with a certificate of cancellation or destruction, as applicable. All interest payments on a Registered Note (other than interest due at the Maturity Date) will be made by check drawn on the Principal Paying Agent (or another person appointed by the Principal Paying Agent) and mailed by the Principal Paying Agent to the person entitled thereto as provided in such Note and the Fiscal Agency Agreement or by wire transfer of immediately available funds. Following each Regular Record Date, the Principal Paying Agent will furnish the relevant Issuer with a list of interest payments to be made on the following Interest Payment Date for each Registered Note and in total for all Registered Notes. Interest at the Maturity Date will be payable to the person to whom the payment of principal is payable. The Principal Paying Agent will provide monthly to the relevant Issuer lists of principal and interest, to the extent ascertainable, to be paid on Registered Notes maturing or to be redeemed in the next month. The Principal Paying Agent will be responsible for withholding taxes on interest paid on Registered Notes as required by applicable law.

If any Fixed Interest Payment Date or the Maturity Date of a Fixed Rate Registered Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period

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from and after such Fixed Interest Payment Date or Maturity Date, as the case may be. If any Interest Payment Date (other than the Maturity Date) for any Floating Rate Registered Note would fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Note at which time the Issuer will pay additional interest that has accrued up to but excluding such following Business Day, except that, in the case of a Registered LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day with respect to such Registered LIBOR Note. If the Maturity Date for any Floating Rate Registered Note would fall on a day that is not a Business Day with respect to such Note, the payment of principal, premium, if any, and interest, if any, will be made on the following day that is a Business Day with respect to such Note, and no interest shall accrue for the period from and after such Maturity Date.

Preparation of Final Terms:	If any offer to purchase a tranche of Notes is accepted by or on behalf of the relevant Issuer, and the tranche of Notes is to be issued and documented by way of the Prospectus, the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor will prepare the final terms (the “Final Terms”) reflecting the terms of such tranche of Note and will deliver a copy of such Final Terms to the relevant Dealer as such Dealer shall request as soon as practicable, but in no event later than 5 Business Days following the date such offer to purchase Notes is accepted. The relevant Dealer will cause such Final Terms together with the Prospectus to be delivered to each purchaser of such tranche of Note. In addition, the relevant Issuer shall forward the Final Terms to the Fiscal Agent as soon as it becomes available but in no event later than the issue date.

In each instance that Final Terms are prepared, the Dealers receiving such Final Terms will affix the Final Terms to the Prospectus prior to their use. Outdated Final Terms, and the Prospectus to which they are attached (other than those retained for files), will be destroyed.

Preparation of Securities Note:	If any offer to purchase a tranche of Notes is accepted by or on behalf of the relevant Issuer, and the tranche of Notes is to be issued by way of the Registration Document and documented in a securities note supplemental to the Registration Document, the relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor will prepare such securities note

B-13

(the “Securities Note”) reflecting the terms of such tranche of Note and will deliver a copy of such
Securities Note to the relevant Dealer as such Dealer shall request as soon as practicable, but in no event later than 5 Business Days following the date such offer to purchase Notes is accepted. The relevant Dealer will cause such Securities Note together with the Prospectus to be delivered to each purchaser of such tranche of Note. In addition, the relevant Issuer shall forward the Securities Note to the Fiscal Agent as soon as it becomes available but in no event later than the issue date.

In each instance that a Securities Note is prepared, the Dealers receiving such Securities Note will affix the Securities Note to the Registration Document prior to their use. Outdated Securities Notes, and the Registration Document to which they are attached (other than those retained for files), will be destroyed.

Settlement:	The receipt by the relevant Issuer of immediately available funds in exchange for the delivery of an authenticated Temporary Global Note to the Common Depositary in the manner described in
“Settlement Procedures; Bearer Notes” below or an authenticated Registered Note delivered to the relevant Dealer and such Dealer’s delivery of such Note against receipt of immediately available funds shall constitute “settlement” with respect to such Note. All orders accepted by the relevant
Issuer will be settled on such date as the relevant Issuer and the purchaser shall agree upon.

Settlement Procedures; Bearer Notes:	Settlement Procedures with regard to each Bearer Note sold by each Issuer to or through a Dealer shall be as follows:

	A.	The relevant Dealer will advise the relevant Issuer by telephone that such Note is initially a Bearer Note and of the following settlement information:

		1.	Principal amount.

		2.	Maturity Date.

		3.	In the case of a Fixed Rate Bearer Note, the Fixed Interest Rate, the Interest Payment Period, the Fixed Interest Payment Dates, the Determination Dates, the Interest Commencement Date, the Fixed Day Count Fraction, and whether such Note is an Amortizing Note and, if so, the amortization schedule.

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In the case of a Floating Rate Bearer Note, the Initial Interest Rate (if known at such time), the Interest Payment Dates, the Interest Payment Period, the Calculation Agent, the Base Rate, the Index Maturity, the Interest Reset Period, the Interest Determination Date, the Interest Reset Dates, the Spread or Spread Multiplier (if any), the Minimum Interest Rate (if any), the Maximum Interest Rate (if any), the Alternate Rate Event Spread (if any) and the Floating Day Count Fraction.

4.	Redemption or repayment provisions, if any.

5.	Settlement date and time.

6.	Issue Price.

7.	Denominations.

8.	Specified Currency.

9.	Ranking.

10.	Dealer’s commission, if any, determined as provided in the Distribution Agreement.

11.	Dealer’s account number at Clearstream or the Euroclear Operator.

12.	Whether the Note is an Indexed Note, and if it is an Indexed Note, the Indexed Currency, the Currency Base Rate and the Determination Agent.

13.	Whether the Note is a Dual Currency Note, and if it is a Dual Currency Note, the Face Amount Currency, the Optional Payment Currency, the Designated Exchange Rate, the Option Election Dates and the Option Value Calculation Agent.

14.	Whether the Note is an Extendible Note, and if it is an Extendible Note, the Initial Maturity Date, the Election Date and the Final Maturity Date.

15.	If applicable, wire transfer instructions including name of banking institution where transfer is to be made and account number.

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16.	Whether such Note is to be listed on the Official List of the UKLA and admitted to trading by the London Stock Exchange, the Singapore Exchange Securities Trading Limited or on or by any other stock exchange, competent authority and/or market.

17.	Any other applicable terms.

B.	The relevant Issuer will advise the Fiscal Agent by telephone or electronic transmission confirmed in writing at any time on the sale date of the information set forth in Settlement
Procedure A above. The relevant Issuer will also give the Fiscal Agent written instructions regarding the transfer of funds. The relevant Issuer will send a copy of such instructions to the relevant Dealer or Dealers.

The Fiscal Agent shall telephone each of Euroclear or Clearstream, Luxembourg with a request for a security code for each tranche agreed to be issued, which security code or codes will be notified by the Fiscal Agent to the relevant Issuer and the relevant Dealer or Dealers.

The relevant Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the
Guarantor shall prepare and cause to be delivered to the Fiscal Agent either (i) the applicable
Final Terms supplemental to the Prospectus or (ii) the Securities Note supplemental to the
Registration Document (as the case may be) describing the terms of the particular tranche of
Notes.

C.	In accordance with the written instructions and the applicable Final Terms or Securities Note
(as the case may be), the Fiscal Agent shall prepare and authenticate a Temporary Global Note for each tranche which the relevant Issuer has agreed to sell, the settlement for which tranche is to occur on the settlement date. The Temporary Global Note will then be delivered to the
Common Depositary. The Fiscal Agent will also give instructions to Euroclear or Clearstream,
Luxembourg to credit the Notes represented by such Temporary Global Notes delivered to such
Common Depositary to the Fiscal Agent’s distribution account at Euroclear or Clearstream,
Luxembourg, as the case may be. The Fiscal Agent will instruct Euroclear or Clearstream,
Luxembourg to debit, on the settlement date, from the distribution account of the Fiscal Agent the number of Notes of each Tranche

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with respect to which the relevant Dealer has solicited an offer to purchase and to credit, on the settlement date, such Notes to the account of such Dealer with Euroclear or Clearstream, Luxembourg against payment of the issue price of such Notes. Each relevant Dealer shall give corresponding instructions to Euroclear or Clearstream,
Luxembourg.

D.	Euroclear and Clearstream, Luxembourg shall debit and credit accounts in accordance with instructions received by them. The Fiscal Agent shall pay the relevant Issuer the aggregate net proceeds received by it in immediately available funds via a transfer of funds to the account of the relevant Issuer with a bank selected by such Issuer notified to the Fiscal Agent from time to time in writing.

Settlement Procedures Timetable; Bearer Notes:	For sales by each Issuer of Bearer Notes to or through a Dealer, Bearer Settlement Procedures “A” through “D” above shall be completed on or before the respective times set forth below:

Settlement Procedure

	Bearer Notes	Time

	A	12:00 P.M. (NYC time) three days before settlement date

	B	9:00 A.M. (London time) two days before settlement date

	C	3:45 P.M. (London time) on day before settlement date

	D	5:00 P.M. (NYC time) on settlement date

Settlement Procedures; Registered Notes:	Settlement Procedures with regard to each Registered Note sold by each Issuer to or through a Dealer shall be as follows:

	AA.	The relevant Dealer will advise the relevant Issuer by telephone that such Note is a Registered Note and of the following settlement information:

		1.	Name in which such Note is to be registered (“Registered Owner”).

		2.	Address of the Registered Owner and address for payment of principal and interest.

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3.	Taxpayer identification number of the Registered Owner (if available); the Dealer shall request that the purchasers of the Notes prepare a Form W-8BEN or other applicable form required by the United States Internal Revenue Code of 1986, as amended (the “Code”) and cause such form to be delivered to the Fiscal and Paying Agent on or prior to the settlement date.

4.	Principal amount.

5.	Maturity Date.

6.	In the case of a Fixed Rate Registered Note, the Fixed Interest Rate, the Interest Payment Period, the Fixed Interest Payment Dates, the Determination Dates, the Interest Commencement Date, the Fixed Day Count Fraction, and whether such Note is an Amortizing Note and, if so, the amortization schedule.

In the case of a Floating Rate Registered Note, the Initial Interest Rate (if known at such time), the Interest Payment Dates, the Interest Payment Period, the Calculation Agent, the Base Rate, the Index Maturity, the Interest Reset Period, the Interest Determination Date, the Interest Reset Dates, the Spread or Spread Multiplier (if any), the Minimum Interest Rate (if any), the Maximum Interest Rate (if any), the Alternate Rate Event Spread (if any), the Floating Day Count Fraction and the Regular Record Dates.

7.	Redemption or repayment provisions, if any.

8.	Settlement date and time.

9.	Issue Price.

10.	Denominations.

11.	Specified Currency.

12.	Ranking.

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13.	Dealer’s commission, if any, determined as provided in the Distribution Agreement.

14.	Whether the Note is issued with more than a de minimis amount of discount.

15.	Whether the Note is an Indexed Note, and if it is an Indexed Note, the Indexed Currency, the Currency Base Rate and the Determination Agent.

16.	Whether the Note is a Dual Currency Note, and if it is a Dual Currency Note, the Face Amount Currency, the Optional Payment Currency, the Designated Exchange Rate, the Option Election Dates and the Option Value Calculation Agent.

17.	Whether the Note is an Extendible Note, and if it is an Extendible Note, the Initial Maturity Date, the Election Date and the Final Maturity Date.

18.	If applicable, wire transfer instructions, including name of banking institution where transfer is to be made and account number.

19.	Whether such Note is to be listed on the Official List of the UKLA and admitted to trading by the London Stock Exchange, the Singapore Exchange Securities Trading Limited or on or by any other stock exchange, competent authority and/or market.

20.	Any other applicable terms.

BB.	The relevant Issuer will advise the Fiscal Agent by telephone or electronic transmission
(confirmed in writing at any time on the sale date) of the information set forth in Settlement
Procedure “AA” above.

CC.	The relevant Issuer will have delivered to the Authenticating Agent an executed Note. The
Authenticating Agent will complete such Note and authenticate such Note and deliver it through the Fiscal Agent (with the confirmation) to the relevant Dealer, and such Dealer will acknowledge receipt of the Note. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given

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by such Dealer for payment to the account of the relevant Issuer, in funds available for immediate use, of an amount equal to the price of such Note less such Dealer’s commission, if any; provided however, the relevant Issuer and the Fiscal Agent may agree on different delivery procedures for definitive Registered Notes denominated in Specified Currencies other than U.S. dollars. In the event that the instructions given by such Agent for payment to the account of such Issuer are revoked, such Issuer will as promptly as possible wire transfer to the account of such Dealer an amount of immediately available funds equal to the amount of such payment made.

The Principal Paying Agent shall pay the relevant Issuer the aggregate net proceeds received by it in immediately available funds via a transfer of funds to the account of the relevant Issuer maintained at a bank selected by such Issuer notified to the
Principal Paying Agent from time to time in writing.

DD.	Unless the relevant Dealer purchased such Note for its own account, such Dealer will deliver such Note (with confirmation) to the customer against payment in immediately payable funds. Such Dealer will obtain the acknowledgment of receipt of such Note. If the relevant Dealer purchased such Note for its own account, such
Dealer will accept delivery of such Note against payment in immediately available funds, and will deliver an acknowledgement of receipt of such Note.

EE.	Periodically, the Fiscal Agent will send to the relevant Issuer a statement setting forth the principal amount of the Registered Notes outstanding as of that date under the Fiscal Agency Agreement and setting forth a brief description of any sales of which such Issuer has advised the Fiscal Agent but which have not yet been settled.

Settlement Procedures Timetable; Registered Notes:

For sales by the relevant Issuer of Registered Notes to or through a Dealer, Registered
Settlement Procedures “AA” through “DD” set forth above shall be completed on or before the respective times (London Time) set forth below:

Settlement Procedure;

	Registered Notes	Time

	AA	2:00 P.M. on day before settlement date

	BB	3:00 P.M. on day before settlement date

	CC	2:15 P.M. on settlement date

	DD	3:00 P.M. on settlement date

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Failure to Settle:	Bearer Notes. If any Dealer shall have advanced its own funds for payment against subsequent receipt of funds from the purchaser and if a purchaser shall fail to make payment for a Note, such
Dealer will promptly notify the relevant Issuer, the Fiscal Agent, the Principal Paying Agent, the
Common Depositary and Euroclear and Clearstream, Luxembourg by telephone, promptly confirmed in writing (but no later than the next Business Day). In such event, the relevant Issuer shall promptly instruct the Fiscal Agent to cancel the purchaser’s interest in the appropriate
Temporary Global Note representing such Note. Upon (i) confirmation from the Fiscal Agent in writing (which may be given by facsimile) that the Fiscal Agent has cancelled such purchaser’s interest in such Temporary Global Note and (ii) confirmation from such Dealer in writing (which may be given by facsimile) that such Dealer has not received payment from the purchaser, the relevant Issuer will promptly pay to such Dealer an amount in immediately available funds equal to the amount previously paid by such Dealer in respect of such Bearer Note. Such payment will be made on the settlement date, if possible, and in any event not later than 12:00 noon (New York City time) on the Business Day following the settlement date. The Fiscal Agent and the Common
Depositary will make or cause to be made such revisions to such Temporary Global Note as are necessary to reflect the cancellation of such portion of such Temporary Global Note.

If a purchaser shall fail to make payment for the Note for any reason other than the failure of such
Dealer to provide the necessary information to the relevant Issuer as described above for settlement or to provide a confirmation to the purchaser within a reasonable period of time as described above, and if such Dealer shall have otherwise complied with its obligations hereunder and in the
Distribution Agreement, the relevant Issuer will reimburse such Dealer on an equitable basis for such Dealer’s loss of the use of funds during the period when they were credited to account of such
Issuer or the Fiscal Agent.

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Immediately upon such cancellation, the Fiscal Agent will make appropriate entries in its records to reflect the fact that a settlement did not occur with respect to such Note.

Registered Notes. If a purchaser fails to accept delivery of and make payment for any Registered Note, the relevant Dealer will notify the relevant Issuer and the Fiscal Agent by telephone and return such Note to the Fiscal Agent. Upon receipt of such notice, the relevant Issuer will immediately wire transfer to the account of such Dealer an amount equal to the amount previously credited thereto in respect of such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If a purchaser shall fail to make payment for the Note for any reason other than the failure of such Dealer to provide the necessary information to the relevant Issuer as described above for settlement or to provide a confirmation to the purchaser within a reasonable period of time as described above, and if such Dealer shall have otherwise complied with its obligations hereunder and in the Distribution Agreement, then the relevant Issuer will reimburse such Dealer or the Principal Paying Agent, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of such Issuer. Immediately upon receipt of the Registered Note in respect of which such failure occurred, the Principal Paying Agent will mark such Note “cancelled”, make appropriate entries in the Principal Paying Agent’s records and send such Note to the relevant Issuer.

Notice of Issuance to London Stock Exchange:

The Fiscal Agent will provide information with respect to each tranche of Notes to be listed on the Official List of UKLA and admitted to trading by the London Stock Exchange to such Exchange and will advise the relevant Issuer and the relevant Dealer in writing as to the effectiveness of the listing of such Notes by the close of business on the related settlement date. To the extent required by the UKLA and/or London Stock Exchange, the Dealers will provide the Fiscal Agent with secondary market information regarding any tranche of Notes listed on the London Stock Exchange and the Fiscal Agent will provide such information to the UKLA and the London Stock Exchange.

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Notice of Issuance to Any other stock exchange, competent Authority:

The Fiscal Agent will provide information with respect to each tranche of Notes to be listed or admitted to trading on any stock exchange, competent authority and/or market to such stock exchange, competent authority and/or market and will advise the relevant Issuer and the relevant Dealer in writing as to the effectiveness of the listing and or admission to trading of such Notes by the close of business on the related settlement date.

Listing:	The Fiscal Agent will, on a regular basis and as applicable, provide the UKLA and the London Stock Exchange and/or any other stock exchange, competent authority and/or market with such information as the UKLA and the London Stock Exchange or any other stock exchange, competent authority and/or market may require regarding any tranches of Notes that are listed on the Official List of the UKLA and admitted to trading on the London Stock Exchange or listed or admitted to trading on any other stock exchange, competent authority and/or market and are issued and outstanding.

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EXHIBIT C

GENERAL ELECTRIC CAPITAL CORPORATION AND AFFILIATES

Euro Medium-Term Notes and other Debt Securities

MASTER CALCULATION AGENT AGREEMENT

WHEREAS, General Electric Capital Corporation (“GE Capital”), GE Capital Australia Funding Pty. Ltd. (A.B.N. 67 085 675 467) (“GEC Australia Funding”), GE Capital Canada Funding Company (“GEC Canada Funding”), GE Capital European Funding (“GECEF”) and GE Capital UK Funding (“GECUKF”) (together with each Additional Issuer (as defined in the Distribution Agreement) from time to time acceding to the Distribution Agreement, each an “Issuer” and, collectively, the “Issuers”) have authorized the issuance of Euro Medium-Term Notes and other debt securities (the “Notes”) due from nine months or more from the date of issue, which may bear interest at either a fixed or variable rate; and

WHEREAS, the Notes will be offered on a continuous basis outside the United States by the Issuer pursuant to the terms of a Seventh Amended and Restated Distribution Agreement, dated July 1, 2005 (as further amended and supplemented from time to time, the “Distribution Agreement”), among each Issuer (including GE Capital in its capacity as Guarantor of Notes issued by an Issuer other than GE Capital) and the Dealers named therein (the “Dealers”); and

WHEREAS, the Notes are to be issued under a Seventh Amended and Restated Fiscal and Paying Agency Agreement, dated as of July 1, 2005 (as further amended and supplemented from time to time, the “Fiscal Agency Agreement”) among each Issuer (including GE Capital in its capacity as Guarantor of Notes issued by an Issuer other than GE Capital), JPMorgan Chase Bank, N.A., as fiscal agent and as principal paying agent (the “Fiscal Agent”), and the other paying agents named therein (together the “Paying Agents”).

NOW IT IS HEREBY AGREED that:

1. Appointment of Calculation Agent. Each Issuer and GE Capital in its capacity as Guarantor of Notes issued by an Issuer other than GE Capital hereby appoints the Fiscal Agent and the Fiscal Agent hereby accepts such appointment, as each such Issuer’s and the Guarantor’s agent for the purpose of calculating the applicable interest rate (the “Interest Rate”) as set forth in the Offering Document relating to the Notes, upon the terms and subject to the conditions hereinafter set forth (the “Calculation Agent”).

2. Obligations of Calculation Agent. The Calculation Agent shall calculate the Interest Rate in the manner and at the times provided in the Notes and the Offering Document. The Calculation Agent shall exercise due care to calculate such Interest Rate and shall promptly communicate the same, in writing, to each relevant Issuer, the Guarantor (in the case of Notes issued by an Issuer other than GE Capital), the Fiscal Agent and each Paying Agent. With

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respect to Notes that are listed on or by a stock exchange, competent authority and/or market, the Calculation Agent will notify such stock exchange of the interest rate and certain other related information (including the interest amount, the interest period and each interest payment date) as soon as such information is available. The Calculation Agent shall, upon the request of any holder of any Note, provide such Interest Rate as then in effect and, if determined, as it will become effective as a result of calculations made on the most recent Interest Determination Date with respect to such Note. The Calculation Agent’s determination of any interest rate will, absent manifest error, be binding on each relevant Issuer, the Guarantor and the holders of the Notes.

3. Terms and Conditions. The Calculation Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which each Issuer and the Guarantor (in the case of Notes issued by an Issuer other than GE Capital) agree:

(a) Each Issuer agrees to indemnify the Calculation Agent for, and to hold it harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability) incurred by the Calculation Agent which arises out of or in connection with its acting as Calculation Agent hereunder, except such as may result from the negligence, willful misconduct or bad faith of the Calculation Agent or any of its officers or employees. The Calculation Agent shall incur no liability and shall be indemnified and held harmless by each such Issuer and the Guarantor for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Calculation Agent in reliance upon (i) the written opinion of counsel or (ii) written instructions from each such Issuer or the Guarantor, as the case may be.

(b) In acting under this Agreement and in connection with the Notes, the Calculation Agent is acting solely as agent of each Issuer and the Guarantor and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Notes.

(c) The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon any notice, direction, certificate, affidavit, statement or other paper, documents of communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

(d) The Calculation Agent and any of its affiliates, or any of their respective officers, managing directors, employees and shareholders, may become the owner of, or acquire an interest in, any Notes, with the same rights that it or they would have if it were not the Calculation Agent, and may engage or be interested in any financial or other transaction with each Issuer or the Guarantor as freely as if it were not the Calculation Agent.

(e) The Calculation Agent shall be obligated to perform such duties and only such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement against the Calculation Agent.

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(f) Unless herein otherwise specifically provided, any order, certificate, notice, request, direction or other communication from each Issuer or the Guarantor made or given by it under any provision of this Agreement shall be sufficient if signed by any authorized representatives of each such Issuer.

4. Resignation; Removal; Successor. (a) The Calculation Agent may at any time resign as Calculation Agent by giving written notice to each Issuer and the Guarantor (in the case of Notes issued by an Issuer other than GE Capital of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall never be earlier than 120 days after the receipt of such notice by each such Issuer and the Guarantor, unless an Issuer or the Guarantor agrees to accept less notice. The Calculation Agent may be removed at any time by the filing with it of any instrument in writing signed by an authorized officer of an Issuer and the Guarantor and specifying such removal and the date when it is intended to become effective. Such resignation or removal shall take effect upon the date of the appointment by each such Issuer and the Guarantor, as hereinafter provided, of a successor Calculation Agent and the acceptance of such appointment by such successor Calculation Agent. A successor Calculation Agent shall be appointed by each such Issuer and the Guarantor by an instrument in writing signed on behalf of each such Issuer and the Guarantor and filed with the entity designated as the successor Calculation Agent. Upon the appointment of a successor Calculation Agent and acceptance by it of such appointment, the Calculation Agent so superseded shall cease to be such Calculation Agent hereunder. Upon its resignation or removal, the Calculation Agent shall be entitled to the reimbursement of all reasonable out-of-pocket expenses (including reasonable counsel fees) incurred in connection with the services rendered by it hereunder, in either case to the effective date of such resignation or removal.

(b) Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor and to each relevant Issuer and the Guarantor an instrument accepting such appointment hereunder, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Calculation Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer and deliver, and such successor Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.

(c) Any corporation into which the Calculation Agent may be merged, or any corporation other than the Calculation Agent resulting or continuing from a merger or consolidation or amalgamation to which the Calculation Agent shall be party, or any corporation to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its assets and business shall, to the extent permitted by applicable law, be the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, consolidation, amalgamation or sale shall forthwith be given to each relevant Issuer and the Paying Agent.

5. Notices. Any notice required to be given hereunder shall be delivered in person, sent by letter or facsimile or communicated by telephone (subject, in the case of communication by telephone, to confirmation dispatched within two Business Days by letter or

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facsimile): (a) in the case of any Issuer or the Guarantor, to 260 Long Ridge Road, Stamford, Connecticut 06927 (Attention: Senior Vice President - Corporate Treasury and Global Funding Operation), Telephone No. 203-357-4000, Fax No. 203-357-4975; (b) in the case of the Calculation Agent, to such address as is set forth in the Distribution Agreement, (c) in the case of the Fiscal Agent, to Trinity Tower, 9 Thomas More Street, London E1W 1YT England, Attention: Manager, Trust Operations, Telephone No. 44 (020) 7777 5418, Fax No. 44 (020) 7777 5410; or, in any case, to any other address to which the party receiving notice shall have notified the party giving such notice in writing. Any notice hereunder given by facsimile or letter shall be deemed to be served when, in the ordinary course of transmission or post, as the case may be, it would be received.

6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

7. Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Offering Document

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EXHIBIT D

SELLING RESTRICTIONS

United States.

General. Each Dealer represents, warrants and agrees with each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor that in connection with such Dealer’s distribution of each Issuer’s Euro Medium-Term Notes (the “Notes”) pursuant to the Fifth Amended and Restated Distribution Agreement (the “Distribution Agreement”) to which these selling restrictions are attached, it will distribute any Notes in compliance with the selling restrictions set forth below, as applicable. The Regulation S restrictions shall be applicable to all Notes distributed pursuant to the Distribution Agreement whether issued as Bearer Notes or Registered Notes. In addition, each Dealer distributing Bearer Notes shall comply with the TEFRA D restrictions set forth below. Terms used but not defined herein shall have the meaning assigned to them in the Distribution Agreement.

Regulation S Restrictions. The Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S. Each Dealer represents that it has offered and sold any Notes, and will offer and sell any Notes of a Tranche (as defined in the Fiscal and Paying Agency Agreement) (i) as part of its distribution at any time and (ii) otherwise until 40 days after the completion of the distribution, as determined by the Fiscal Agent, of all Notes of such Tranche, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Dealer, its affiliates and any persons acting on its or their behalf have not engaged and will not engage in any directed selling efforts with respect to the Notes, and have complied and will comply with the offering restriction requirements of Regulation S. Each Dealer agrees to notify the Fiscal Agent when it has completed the distribution of its portion of Notes of a Tranche, and the Fiscal Agent agrees to determine the completion of the distribution of all Notes of such Tranche once all Dealers participating in the distribution of such Tranche have so notified the Fiscal Agent and to notify each other Dealer of the end of the restricted period. Each Dealer also agrees that, at or prior to confirmation of sale of any Notes, it will have sent to each distributor, dealer or person receiving any selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold within the United States or to, or for the benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the completion of the distribution of the Securities as determined by the Fiscal Agent, except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them by Regulation S.

TEFRA D Restrictions. Each Dealer represents and warrants (and each further Dealer appointed under the Programme will be required to represent and warrant) to each Issuer and (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor and agrees with respect to the Bearer Notes that:

(1) except to the extent permitted under U.S. Treas. Reg. § 1.163-5(c)(2)(i)(D) (the “D Rules”), (a) it has not offered or sold, and during the restricted period will not offer or sell, Notes in bearer form to a person who is within the United States or its possessions or to a United States person, and (b) it has not delivered and will not deliver within the United States or its possessions definitive Notes in bearer form that are sold during the restricted period;

(2) it represents and agrees that it has and throughout the restricted period will have in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Notes in bearer form are aware that such Notes may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

(3) if it is a United States person, it represents that it is acquiring the Notes in bearer form for purposes of resale in connection with their original issuance and if it retains Notes in bearer form for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. § 1.163-5(c)(2)(i)(D)(6); and

(4) with respect to each affiliate that acquires from it Notes in bearer form for the purpose of offering or selling such Notes during the restricted period, it either (a) repeats and confirms the representations and agreements contained in clauses (1), (2) and (3) on such affiliate’s behalf or (b) agrees that it will obtain from such affiliate for the Issuer’s benefit the representations and agreements contained in clauses (1), (2) and (3).

Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code and regulations thereunder, including the D Rules.

In addition, each Dealer represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor (as that term is defined for purposes of the D Rules) with respect to the distribution of the Notes, except with its affiliates or with the prior written consent of the Issuer.

For purposes of this subsection entitled “TEFRA D Restrictions”, an offer or sale will be considered to be made in the United States if the offeror or seller of such Notes has an address within the United States for the offeree or purchaser of such Notes with respect to the offer or sale. As used in this subsection, “United States person” means a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decision of the trust or if such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person; “United States” means the United States (including the States and the District of Columbia), its territories, its possessions and any other areas subject to its jurisdiction;

and “Restricted Period” with respect to each issuance means the period which begins on the earlier of the settlement date (or the date on which the relevant Issuer receives the proceeds of the sale of Notes with respect to such issuance) or the first date on which the Notes are offered to persons other than the Dealers, and which ends 40 days after the date on which the relevant Issuer receives the proceeds of the sale of such Notes; provided that with respect to a Note held as part of an unsold allotment or subscription, any offer or sale of such Note by the relevant Issuer or a Dealer shall be deemed to be during the Restricted Period.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Dealer represents and agrees, and each further Dealer appointed under the Programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State:

(a)	in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b)	at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(c)	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(d)	at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Australia.

No offering circular, prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth)) in relation to the Programme or any Notes has been lodged with the Australian Securities and Investments Commission (ASIC ) or the Australian Stock Exchange Limited.

Each Dealer has represented and agreed (and each further Dealer appointed under the Programme will be required to represent and agree) that it:

(a) has not offered and will not offer for issue or sale and has not invited and will not invite applications for issue or offers to purchase Notes in Australia, including an offer or invitation received in Australia; and

(b) has not distributed or published and will not distribute or publish any offering memorandum, advertisement or other offering material relating to the Notes in Australia,

unless,

(i) the amount payable by each offeree or invitee for the Notes is a minimum amount (or the equivalent in another currency) of A$500,000 disregarding amounts, if any, lent by the offeror or inviter or its associates, or the offer or invitation is otherwise an offer or invitation such that by virtue of section 708 of the Corporations Act 2001 (Cth) no disclosure is required to be made under Part 6 D.2 of that Act; and

(ii) the offer, invitation or distribution complies with all applicable laws, regulations and directives and does not require any document to be lodged with ASIC under Division 5 of Part 6 D.2 of the Corporations Act 2001 (Cth).

In addition, each Dealer has agreed (and each further Dealer appointed under the Programme will be required to agree) that, in connection with the primary distribution of Notes, it will not sell Notes to any person if, at the time of such sale, the employees of the Dealer, or further Dealer aware of, or involved in, the sale, knew or had reasonable grounds to suspect that, as a result of such sale, such Notes or an interest in such Notes were being, or would later be, acquired (directly or indirectly) by an Offshore Associate of GEC Australia Funding (other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the Notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme (within the meaning of the Corporations Act 2001 of Australia)).

Reference to “Offshore Associate”, for this purpose, means an associate (as defined in section 128F of the Australian Tax Act) of GEC Australia Funding that is either a non-resident of the Commonwealth of Australia which does not acquire Notes in carrying on a business at or through a permanent establishment in Australia, or alternatively, is a resident of Australia that acquires Notes in carrying on business at or through a permanent establishment outside Australia.

Canada.

Each Dealer acknowledges (and each further Dealer appointed under the Programme will be required to acknowledge) that the Notes have not been and will not be qualified for sale under the securities laws of Canada or any province or territory thereof. Each Dealer represents and agrees (and each further Dealer appointed under the Programme will be required to represent and agree) that it has not offered or sold, and that it will not offer to sell, any Notes, directly or indirectly, in Canada or to, or for the benefit of, any resident thereof in contravention of the securities laws of Canada or any province or territory thereof. Each Dealer further agrees that until 40 days after the date of issuance of such Notes, it will deliver to any dealer who purchases from it any Notes a notice stating in substance that, by purchasing such Notes, such dealer represents and agrees that it has not offered or sold and will not offer or sell, directly or indirectly, any of such Notes in Canada or to, or for the benefit of, any resident thereof in contravention of the securities laws of Canada or any province or territory thereof, and will deliver to any other dealer to whom it sells any of such Notes a notice containing substantially the same statement as in this sentence. Each Dealer also agrees not to distribute the Offering Document, or any other offering material relating to the Notes, in Canada. Each Dealer and any dealer who purchases from it any of the Notes, may be required to furnish a certificate to the effect that it has complied with the restrictions described in this paragraph.

Hong Kong.

Each Dealer represents and agrees (and each further Dealer appointed under the Programme will be required to represent and agree) that:

(a) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b) it has not issued or had in its possession for the purposes of the issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Ireland.

Each Dealer has represented and agreed (and each further Dealer appointed under the Programme will be required to represent and agree) that:

(a)	in respect of Notes issued by an Irish Issuer which holds a certificate under Section 445 of the Irish Taxes Consolidation Act, 1997 (GECEF has such a certificate) which are not listed on a stock exchange, it will not knowingly offer to sell such Notes to an Irish resident, or to persons whose usual place of abode is Ireland, and that it will not knowingly distribute or cause to be distributed in Ireland any offering material in connection with such Notes. In addition, such Notes must be cleared through Euroclear, Clearstream, Luxembourg or any other clearing system recognised for this purpose by the Irish Revenue Commissioners, and have a minimum denomination of £300,000 or its equivalent;

(b)	it has only issued or passed on, and will only issue or pass on, in Ireland, any document received by it in connection with the issue of Notes to person who are persons to whom the document may otherwise lawfully be issued or passed on; and

(c)	it has complied and will comply with all applicable provisions of the Investment Intermediaries Act, 1995 of Ireland (as amended) with respect to anything done by it in relation to the Notes or operating in, or otherwise involving, Ireland and, in the case of a Dealer acting under and within the terms of an authorisation to do so for the purposes of EU Council Directive 93/22/EEC of May 10, 1993 (as amended or extended), it has complied with any codes of conduct made under the Investment Intermediaries Act, 1995 of Ireland (as amended) and, in the case of a Dealer acting within the terms of an authorisation granted to it for the purposes of EU Council Directive 2000/12/EC of March 20, 2000 (as amended or extended), it has complied with any codes of conduct or practice made under section 117(1) of the Central Bank Act, 1989 of Ireland (as amended).

Japan.

The Notes have not been, and will not be, registered under the Securities and Exchange Law of Japan. Accordingly, each Dealer has represented and agreed (and each further Dealer appointed under the Programme will be required to represent and agree) that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, a resident of Japan or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and other relevant laws and regulations of Japan. As used in this paragraph, “resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan. Without limiting the generality of the foregoing, Notes denominated or payable in Japanese Yen will be offered and sold by the relevant issuer in compliance with the then-current regulations and guidelines of the Japanese Ministry of Finance.

New Zealand.

The Issuer does not intend that the Notes should be offered for sale or subscription to the public in New Zealand in terms of the Securities Act 1978. Each Dealer shall: (i) observe all applicable laws and regulations in any jurisdiction in which it may subscribe, offer, sell or deliver Notes; and (ii) not subscribe, offer, sell or deliver Notes or distribute the Offering Document or any other offering material relating to the Notes in any jurisdiction except under circumstances that will result in compliance with all applicable laws and regulations. Without limiting the previous sentence: (i) each Dealer has represented and agreed (and each further Dealer appointed under the Programme will be required to represent and agree) that it is a person whose principal business is the investment of money or who, in the course of and for the purpose of its business, habitually invests money; and (ii) no Dealer may offer, sell or deliver Notes or distribute any advertisement or offering material relating to the Notes, in breach of any provision of the Securities Act 1978.

Norway.

Each Dealer has represented and agreed (and each further Dealer appointed under the Programme will be required to represent and agree) that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in the Kingdom of Norway any Notes other than to persons who are registered with the Oslo Stock Exchange as professional investors.

Singapore.

The Offering Document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each Dealer has represented and agreed (and each further Dealer appointed under the Programme will be required to represent and agree) that it will not offer or sell the Notes nor make the Notes the subject of an invitation for subscription or purchase, nor will it circulate or distribute the Offering Document or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor specified in Section 274 of the SFA, (b) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

South Africa.

Each Dealer represents and agrees (and each further Dealer appointed under the Programme will be required to represent and agree) that it has not and will not offer for sale or subscription or sell any Notes, directly or indirectly, within the Republic of South Africa or to any person or corporate or other entity resident in the Republic of South Africa except (a) in accordance with the exchange control regulations of the Republic of South Africa and (b) to any entity resident or within the Republic of South Africa in accordance with the Commercial Paper regulations, the Companies Act 1973 and the Financial Advisory and Intermediary Services Act 2002.

Switzerland.

Each Dealer represents and agrees (and each further Dealer appointed under the Programme will be required to represent and agree) that the Notes will not be offered or sold in Switzerland save for to a limited group of persons within the meaning of Art. 652a(2) of the Swiss Code of Obligations of March 30, 1911.

United Kingdom

Each Dealer represents and agrees, and each further Dealer appointed under the Programme will be required to represent and agree, that:

(a) in relation to any Notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the relevant Issuer (and in the case of Notes issued by an Issuer other than GE Capital) the Guarantor; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

General.

Each Dealer represents and agrees (and each further Dealer appointed under the Programme will be required to represent and agree) that it will comply with all applicable laws and regulations in force in a jurisdiction in which it purchases, offers or sells the Notes or possesses or distributes the Offering Document and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchase, offers or sales and neither the relevant Issuer nor (in the case of Notes issued by an Issuer other than GE Capital the Guarantor nor any other Dealer shall have responsibility therefor.

Additional Offering Restrictions.

Each Issuer or (in the case of Notes issued by an Issuer other than GE Capital) the Guarantor shall from time to time advise the Dealer (and each further Dealer appointed under the Programme) of any selling or other restrictions on the offer or sale of Notes denominated in one or more other currencies in accordance with the provisions of Section 10(a) and Section 17 of the Distribution Agreement to which these selling restrictions are attached.

EXHIBIT E

ISSUER ACCESSION NOTICE

GENERAL ELECTRIC CAPITAL CORPORATION AND AFFILIATES

Euro Medium-Term Note Programme

[DATE]

BARCLAYS BANK PLC
5 The North Colonnade
Canary Wharf
London E14 4BB
England

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
One Cabot Square
London E14 4QJ
England

GE MONEY BANK
Tour Europlaza
20, avenue André Prothin
92063 Paris La Défense Cedex
France

GOLDMAN SACHS INTERNATIONAL
Peterborough Court
133 Fleet Street
London EC4A 2BB
England

MERRILL LYNCH INTERNATIONAL
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ
England

UBS LIMITED
1 Finsbury Avenue
London EC2M 2PP
England

Ladies and Gentlemen:

Reference is hereby made to the Seventh Amended and Restated Distribution Agreement dated July 1, 2005 (the “Distribution Agreement”) among General Electric Capital Corporation (“GE Capital”), the other issuer parties to such agreement (together with GE Capital, each an “Issuer”) and each of the dealers named above (the “Dealers”), pursuant to which Euro Medium-Term Notes (“Notes”) of such Issuers are distributed from time to time. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Distribution Agreement.

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Pursuant to Section 16 of the Distribution Agreement, this Issuer Accession Notice is being delivered to notify you that as of the date hereof [name of Additional Issuer] has acceded as an Additional Issuer thereunder.

Each of the Guarantor and the Additional Issuer hereby confirm the following with respect to the accession of the Additional Issuer:

1.	As required by Section 16(a) of the Distribution Agreement, the Additional Issuer is a Subsidiary of GE Capital and all Notes to be issued by the Additional Issuer will be unconditionally and irrevocably guaranteed by GE Capital.

2.	Each of the Condition Precedent documents set forth in Section 16(b) of the Distribution Agreement is attached hereto, including: (a) the legal opinions required by Section 16(b)(ii), (b) the Officers’ Certificate required by Section 16(b)(iii) and (c) the form of Offering Document supplement pertaining to the Additional Issuer, as required by Section 16(b)(v).

3.	Pursuant to Section 16(b)(iv) of the Distribution Agreement, [the UKLA and the London Stock Exchange/other stock exchange] has confirmed that listing of any Notes issued by the Additional Issuer will be granted subject only to delivery of the Offering Document as most recently amended or supplemented.

Notices under Section 13 of the Distribution Agreement can be delivered to the Additional Issuer at the following address or facsimile number set forth below:

[Name of Additional Issuer]
[Address]
Phone:
Fax:
Attention:

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[Supplemental Information to be added to Administrative Procedures, if any]

Very truly yours,

GENERAL ELECTRIC CAPITAL CORPORATION

By
Name:
Title:

[ADDITIONAL ISSUER]

By
Name:
Title:

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